FORTRESS BIOTECH, INC.

1111 Kane Concourse Suite 301

Bay Harbor Islands, FL 33154

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FORTRESS BIOTECH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

FORTRESS BIOTECH, INC.

1111 Kane Concourse Suite 301

Bay Harbor Islands, FL 33154

Dear Stockholder:

You are cordially invited to the Annual Meeting of Stockholders (the “Annual Meeting”) of Fortress Biotech, Inc. (the “Company”) to be held on Wednesday, June 21, 2023 at 10:00 a.m. ET. The Annual Meeting will be completely virtual and conducted by means of a live webcast as described below, which can be accessed at www.virtualshareholdermeeting.com/fbio2023 when you enter your 16-digit control number included with the Notice of Internet Availability or proxy card. At the meeting, the stockholders will be asked to (i) elect nine directors for a term of one year, (ii) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023, (iii) amend the Company’s 2013 Stock Incentive Plan, as amended, to increase the number of shares of the Company’s common stock issuable thereunder by 7,000,000 shares and extend the term of the plan to December 31, 2033, (iv) amend the Company’s 2012 Employee Stock Purchase Plan, as amended, to increase the number of shares of the Company’s common stock issuable thereunder by 1,000,000 shares and (v) transact any other business that may properly come before the 2023 Annual Meeting or any adjournment of the 2023 Annual Meeting. You will also have the opportunity to ask questions and make comments at the meeting.

In accordance with the rules and regulations of the Securities and Exchange Commission, we are furnishing our 2023 proxy statement and annual report to stockholders for the year ended December 31, 2022 on the internet. You may have already received our “Important Notice Regarding the Availability of Proxy Materials,” which was mailed on or about April 28, 2023. That notice described how you can obtain our proxy statement and annual report. You can also receive paper copies of our proxy statement and annual report upon request.

It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking our proxy card and returning it as directed. If you do attend the meeting virtually and wish to vote live during the meeting, you may revoke your proxy at the meeting.

If you have any questions about the proxy statement or the accompanying 2022 Annual Report, please contact David Jin, our Chief Financial Officer at 781-652-4500.

Thank you for your ongoing support of and continued interest in Fortress Biotech, Inc.

Sincerely,

/s/ Lindsay A. Rosenwald, M.D.
Lindsay A. Rosenwald, M.D.
Executive Chairman, Chief Executive Officer and President

April 28, 2023

Bay Harbor Islands, FL

FORTRESS BIOTECH, INC.

1111 Kane Concourse Suite 301

Bay Harbor Islands, FL 33154

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Annual Meeting Will be Conducted Virtually

To facilitate greater shareholder access, Fortress is hosting a completely virtual Annual Meeting. You may attend the webcast of the meeting via the internet on Wednesday, June 21, 2023 at 10:00 a.m. ET, at www.virtualshareholdermeeting.com/fbio2023 when you enter your 16-digit control number included with the Notice of Internet Availability or proxy card. Instructions on how to attend and participate in the Annual Meeting via the webcast are posted on www.virtualshareholdermeeting.com/fbio2023. You will be able to vote your shares by following the instructions on the website and ask questions by using the question box on the virtual meeting platform. At the meeting, stockholders will consider and act on the following items:

1.	The election of nine directors for a term of one year;
2.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023;
3.	The amendment of the Company’s 2013 Stock Incentive Plan, as amended, to increase the number of shares of the Company’s common stock issuable thereunder by 7,000,000 and extend the term of the plan to December 31, 2033;
4.	The amendment of the Company’s 2012 Employee Stock Purchase Plan, as amended, to increase the number of shares of the Company’s common stock issuable thereunder by 1,000,000; and
5.	The transaction of any other business that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

Only those stockholders of record as of the close of business on April 25, 2023 are entitled to vote at the Annual Meeting or any postponements or adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for your inspection 10 days preceding our Annual Meeting, at our offices located at 1111 Kane Concourse Suite 301 Bay Harbor Islands, FL 33154, between the hours of 10:00 a.m. and 5:00 p.m. ET, each business day, or if we determine that a physical in-person inspection is not practicable, such list of stockholders may be made available electronically, upon request.

YOUR VOTE IS IMPORTANT!

Instructions on how to vote your shares via the Internet are contained on the “Important Notice Regarding the Availability of Proxy Materials,” which was mailed on or about April 28, 2023. Instructions on how to obtain a paper copy of our proxy statement and annual report to stockholders for the year ended December 31, 2022 are listed on the “Important Notice Regarding the Availability of Proxy Materials.” These materials can also be viewed online by following the instructions listed on the “Important Notice Regarding the Availability of Proxy Materials.”

If you choose to receive a paper copy of our proxy statement and annual report, you may vote your shares by completing and returning the proxy card that will be enclosed.

Submitting your proxy does not affect your right to vote virtually if you decide to attend the Annual Meeting. You are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the Annual Meeting. You may revoke your proxy at any time before it is voted at the Annual Meeting by (i) delivering written notice to our General Counsel and Corporate Secretary, Sam Berry, at our address above, (ii) submitting a later dated proxy card, (iii) voting again via the Internet as described in the “Important Notice Regarding the Availability of Proxy Materials,”

or (iv) attending the Annual Meeting and voting virtually. No revocation under (i) or (ii) will be effective unless written notice or the proxy card is received by our Corporate Secretary at or before the Annual Meeting.

When you submit your proxy, you authorize Lindsay A. Rosenwald, M.D. and David Jin to vote your shares at the Annual Meeting and on any adjournments of the Annual Meeting in accordance with your instructions.

By Order of the Board of Directors,

/s/ Sam Berry
Sam Berry
General Counsel and Corporate Secretary

April 28, 2023

Bay Harbor Islands, FL

FORTRESS BIOTECH, INC.

1111 Kane Concourse Suite 301

Bay Harbor Islands, FL

Phone: (781) 652-4500

Fax: (781) 459-7788

PROXY STATEMENT

This proxy statement is being made available via internet access, beginning on or about April 28, 2023, to the owners of shares of common stock of Fortress Biotech, Inc. (the “Company,” “our,” “we,” or “Fortress”) as of April 25, 2023, in connection with the solicitation of proxies by our Board of Directors for our 2023 Annual Meeting of Stockholders (the “Annual Meeting”). On or about April 28, 2023, we sent an “Important Notice Regarding the Availability of Proxy Materials” to our stockholders. If you received this notice by mail, you will not automatically receive by mail our proxy statement and annual report to stockholders for the year ended December 31, 2022. If you would like to receive a printed copy of our proxy statement, annual report and proxy card, please follow the instructions for requesting such materials in the notice. Upon request, we will promptly mail you, paper copies of such materials free of charge.

The Annual Meeting will be held by live webcast on Wednesday, June 21, 2023 at 10:00 a.m. ET. You may access the meeting via the internet at www.virtualshareholdermeeting.com/fbio2023 when you enter your 16-digit control number included with the Notice of Internet Availability or proxy card. The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. You should ensure that you have a strong internet or Wi-Fi connection from wherever you intend to participate in the Annual Meeting. Our Board of Directors encourages you to read this document thoroughly and take this opportunity to vote, via proxy, on the matters to be decided at the Annual Meeting. As discussed below, you may revoke your proxy at any time before your shares are voted at the Annual Meeting.

QUESTIONS AND ANSWERS		1

Q.	Why did I receive an “Important Notice Regarding the Availability of Proxy Materials”?	1

Q.	When is the Annual Meeting?	1

Q.	Where will the Annual Meeting be held?	1

Q.	What is the purpose of the Annual Meeting?	1

Q.	How many votes do I have?	1

Q.	Who is entitled to vote at our Annual Meeting?	1

Q.	How do I vote?	2

Q:	What if I have technical difficulties or trouble accessing the virtual Annual Meeting?	2

Q.	What is a proxy?	3

Q.	How will my shares be voted if I vote by proxy?	3

Q.	Can I change my vote after I return my proxy card?	3

Q.	Is my vote confidential?	3

Q.	How are votes counted?	3

Q.	What is the effect of abstentions or broker non-votes?	4

Q.	What constitutes a quorum at the Annual Meeting?	4

Q.	What vote is required to elect our directors for a one-year term?	4

Q.	What vote is required to ratify KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023?	5

Q.	What vote is required to amend the Company’s 2013 Plan to increase the number of shares of the Company’s common stock issuable thereunder and extend the term of the plan to December 31, 2033?	5

Q.	What vote is required to amend the Company’s ESPP to increase the number of shares of the Company’s Common Stock issuable thereunder?	5

Q.	What percentage of our outstanding common stock do our directors and executive officers own?	5

Q.	How can I find out the results of the voting of the Annual Meeting?	5

Q.	Who was our independent public accountant for the year ending December 31, 2022? Will they be represented at the Annual Meeting?	5

Q.	Who is paying for this proxy solicitation?	6

Q.	How can I obtain a copy of our annual report on Form 10-K?	6

CORPORATE GOVERNANCE		6

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS	15

REPORT OF THE AUDIT COMMITTEE	17

OUR EXECUTIVE OFFICERS	18

EXECUTIVE COMPENSATION	19

OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END	22

EQUITY COMPENSATION PLAN INFORMATION	24

PAY VERSUS PERFORMANCE	24

DIRECTOR COMPENSATION	26

DELINQUENT SECTION 16(A) BENEFICIAL OWNERSHIP REPORTS	28

RELATED-PERSON TRANSACTIONS	28

STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS, AND 5% BENEFICIAL OWNERS	33

PROPOSAL ONE: ELECTION OF DIRECTORS; NOMINEES	35

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	36

PROPOSAL THREE: AMENDMENT TO THE COMPANY’S 2013 STOCK INCENTIVE PLAN, AS AMENDED, TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER AND EXTEND THE TERM OF THE PLAN TO DECEMBER 31, 2033	37

PROPOSAL FOUR: AMENDMENT TO THE COMPANY’S 2012 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED, TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER	45

QUESTIONS AND ANSWERS

Q.Why did I receive an “Important Notice Regarding the Availability of Proxy Materials”?

A.	In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials, we may send an “Important Notice Regarding the Availability of Proxy Materials” to stockholders. All stockholders will have the ability to access the proxy materials on a website referred to in the notice or to request a printed set of these materials at no charge. You will not receive a printed copy of the proxy materials unless you specifically request one from us. Instead, the notice instructs you as to how you may access and review all of the important information contained in the proxy materials via the internet and submit your vote via the internet.

Q.When is the Annual Meeting?

A.The Annual Meeting will be held at 10:00 a.m., ET, on Wednesday, June 21, 2023.

Q.Where will the Annual Meeting be held?

A.	The Annual Meeting will be held virtually by means of a live webcast, as further described herein, which can be accessed at www.virtualshareholdermeeting.com/fbio2023 when you enter your 16-digit control number included with the Notice of Internet Availability or proxy card.

Q.What is the purpose of the Annual Meeting?

A.	At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders accompanying this proxy statement, including (i) electing nine directors for a term of one year, (ii) ratifying the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023, (iii) amending the Company’s 2013 Stock Incentive Plan, as amended (the “2013 Plan”), to increase the number of shares of the Company’s common stock issuable thereunder by 7,000,000 shares and extend the term of the plan to December 31, 2033, (iv) amending the Company’s 2012 Employee Stock Purchase Plan, as amended (the “ESPP”), to increase the number of shares of the Company’s common stock issuable thereunder by 1,000,000 shares; and (v) transacting any other business that may properly come before the 2023 Annual Meeting or any adjournment thereof.

Q.How many votes do I have?

A.	On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

Q.Who is entitled to vote at our Annual Meeting?

A.	Only stockholders of record at the close of business on April 25, 2023, which we refer to as the Record Date, are entitled to receive notice of the Annual Meeting and to vote the shares that they held on that date at the Annual Meeting, or any adjournment or postponement thereof. As of the close of business on the Record Date, we had 130,286,834 shares of common stock outstanding. Each share of common stock entitles its holder to one vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting, may be examined at our offices located at 1111 Kane Concourse Suite 301 Bay Harbor Islands, FL 33154, between the hours of 10:00 a.m. and 5:00 p.m., ET, each business day, 10 days preceding the Annual Meeting, or if we determine that a physical in-person inspection is not practicable, such list of stockholders may be made available electronically, upon request.

●	Stockholders of Record: Shares Registered in Your Name. If on the Record Date your shares were registered directly in your name with our transfer agent, VStock Transfer LLC, then you are a stockholder of record. As a stockholder of record, you may vote live during the Annual Meeting or vote by proxy. Whether or not you plan to participate live during the Annual Meeting, we urge you to fill out and return the enclosed proxy card, to ensure your vote is counted.
●	Beneficial Owner: Shares Registered in the Name of a Broker, Bank, Custodian or Other Nominee. If on the Record Date your shares were held in an account at a brokerage firm, bank, custodian or other nominee, then you are a beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, custodian or other nominee on how to vote the shares in your account. You are also invited to participate live in the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares live during the Annual Meeting unless you request and obtain a valid proxy from your broker, bank, custodian or other nominee.

Q.How do I vote?

A.	Whether you hold shares directly as the stockholder of record or indirectly as the beneficial owner of shares held for you by a broker or other nominee (i.e., in “street name”), you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares you hold in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this by internet, telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares you hold in street name, the voting instruction card provided by your broker or nominee.
●	By Internet — If you have Internet access, you may authorize your proxy from any location in the world as directed in our “Important Notice Regarding the Availability of Proxy Materials.”
●	By Telephone — If you are calling from the United States or Canada, you may authorize your proxy by following the “By Telephone” instructions on the proxy card or, if applicable, the telephone voting instructions that may be described on the voting instruction card sent to you by your broker or nominee.
●	By Mail — You may authorize your proxy by signing your proxy card and mailing it in the enclosed postage-prepaid and addressed envelope. For shares you hold in street name, you may sign the voting instruction card included by your broker or nominee and mail it in the envelope provided.

You may also vote live during the Annual Meeting by following the instructions posted at www.virtualshareholdermeeting.com/fbio2023 and entering your 16-digit control number included with the Notice of Internet Availability. If you choose to vote during the Annual Meeting, the virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. You should ensure that you have a strong internet or WiFi connection from wherever you intend to participate in the Annual Meeting.

Q:What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

A.	Our virtual platform provider will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number located on the meeting page.

Q.What is a proxy?

A.	A proxy is a person you appoint to vote your shares on your behalf. If you are unable to attend the Annual Meeting, our Board of Directors is seeking your appointment of a proxy so that your shares may be voted. If you vote by proxy, you will be designating Lindsay A. Rosenwald, M.D., our Executive Chairman, Chief Executive Officer and President, and David Jin, our Chief Financial Officer, or either of them, as your proxies. In such event, Dr. Rosenwald and/or Mr. Jin may act on your behalf and have the authority to appoint a substitute to act as your proxy.

Q.How will my shares be voted if I vote by proxy?

A.	Your proxy will be voted according to the instructions you provide. If you complete and submit your proxy but do not otherwise provide instructions on how to vote your shares, your shares will be voted (i) “FOR” the individuals nominated to serve as members of our Board of Directors, (ii) “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023, (iii) “FOR” the amendment to the Company’s 2013 Plan to increase the shares issuable thereunder and extend the term of the plan to December 31, 2033, and (iv) “FOR” the amendment to the Company’s ESPP to increase the shares issuable thereunder. Presently, our Board does not know of any other matter that may come before the Annual Meeting. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the Annual Meeting.

Q.Can I change my vote after I return my proxy card?

A.Yes. You may revoke your proxy at any time before the final vote at the Annual Meeting by:

If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

●	You may send a written notice that you are revoking your proxy to our General Counsel and Corporate Secretary, Sam Berry, at our address above (so long as we receive such notice no later than the close of business on the day before the Annual Meeting);
●	You may submit a later-dated proxy card or vote again via the Internet as described in the “Important Notice Regarding the Availability of Proxy Materials;” or
●	You may attend the virtual Annual Meeting and notify the election officials at the Annual Meeting that you wish to revoke your proxy and vote live during the Annual Meeting by following the instructions posted at www.virtualshareholdermeeting.com/fbio2023. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank, custodian or other nominee, you should follow the instructions provided by such broker, bank, custodian or other nominee.

Q.Is my vote confidential?

A.	Yes. All votes remain confidential.

Q.How are votes counted?

A.	Before the Annual Meeting, our Board of Directors will appoint one or more inspectors of election for the meeting. The inspector(s) will determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting.

Q.What is the effect of abstentions or broker non-votes?

A.

Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will be treated as present for purposes of determining the existence of a quorum at the Annual Meeting. They will not be considered as votes “for” or “against” any matter for which the stockholder has indicated their intention to abstain or withhold their vote. Broker non-votes occur when shares are held indirectly through a broker, bank or other nominee or intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy, but does not cast a vote on a matter because the broker has not received voting instructions from the beneficial owner, and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Pursuant to the New York Stock Exchange (“NYSE”), which governs brokers’ use of discretionary authority, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner.

Only the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023 is considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares. The other proposals to be voted on at the meeting are not considered “routine” under NYSE rules, so your broker, bank or other nominee cannot vote your shares on any of these other proposals unless you provide to your broker, bank, or other nominee voting instructions for each of these matters. If you do not provide voting instructions on a non-routine matter, your shares will not be voted on that matter, which is a “broker non-vote.”

Q.What constitutes a quorum at the Annual Meeting?

A.	In accordance with Delaware law (the law under which we are incorporated) and our Second Amended and Restated Bylaws, the presence at the Annual Meeting, by proxy or virtually in person, of the holders of a majority of the outstanding shares of the capital stock entitled to vote at the Annual Meeting constitutes a quorum, thereby permitting the stockholders to conduct business at the Annual Meeting. Abstentions, votes withheld, and shares held by brokers that are voted on any matter will be included in the calculation of the number of shares considered present at the Annual Meeting for purposes of determining the existence of a quorum. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

If a quorum is not present at the Annual Meeting, then the Chairman shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting by our Board, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called Annual Meeting.

Q.What vote is required to elect our directors for a one-year term?

A.	The affirmative vote of a majority of the shares of stock present or represented at the Annual Meeting is required for the election of each of the nominees for director. Abstentions, broker or nominee non-votes (if any), and shares represented by proxies reflecting broker or nominee non-votes will have the same effect as a negative vote.

Q.	What vote is required to ratify KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023?
A.	The affirmative vote of a majority of the shares of stock present or represented at the Annual Meeting is required to approve the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023. Abstentions will have the same effect as a negative vote. Because the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023 is a “routine” proposal where brokers have discretionary authority to vote in the absence of instructions, we do not expect any broker non-votes.
Q.	What vote is required to amend the Company’s 2013 Plan to increase the number of shares of the Company’s common stock issuable thereunder and extend the term of the plan to December 31, 2033?
A.	The affirmative vote of a majority of the shares of the stock present or represented at the Annual Meeting is required to amend the Company’s 2013 Plan to increase the number of authorized shares of common stock issuable thereunder and extend the term of the plan to December 31, 2033. Abstentions, broker or nominee non-votes (if any), and shares represented by proxies reflecting broker or nominee non-votes will have the same effect as a negative vote.
Q.	What vote is required to amend the Company’s ESPP to increase the number of shares of the Company’s Common Stock issuable thereunder?

A.

The affirmative vote of a majority of the shares of stock present or represented at the Annual Meeting is required to amend the Company’s ESPP to increase the number of shares of common stock issuable thereunder. Abstentions, broker or nominee non-votes (if any), and shares represented by proxies reflecting broker or nominee non-votes will have the same effect as a negative vote.

Q.What percentage of our outstanding common stock do our directors and executive officers own?

A.	As of March 31, 2023, our directors and executive officers owned, or have the right to acquire, approximately 27.6% of our outstanding common stock. See the discussion under the heading “Stock Ownership of Our Directors, Executive Officers, and 5% Beneficial Owners” on page 34 for more details.
Q.	How can I find out the results of the voting of the Annual Meeting?
A.	We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Form 8-K filed with the SEC, within four business days of the Annual Meeting.
Q.	Who was our independent public accountant for the year ending December 31, 2022? Will they be represented at the Annual Meeting?
A.	KPMG LLP was our independent public accountant for the year ended December 31, 2022 and we expect a representative of KPMG LLP to be present virtually at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Q.	Who is paying for this proxy solicitation?
A.	We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to vote over the internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities and also by our proxy solicitation firm who we have retained for that purpose.
Q.	How can I obtain a copy of our annual report on Form 10-K?
A.	We have filed our annual report on Form 10-K for the year ended December 31, 2022, with the SEC. The annual report on Form 10-K is also included in the 2023 Annual Report to Stockholders. You may obtain, free of charge, a copy of our annual report on Form 10-K, including financial statements and exhibits, by writing to our General Counsel and Corporate Secretary, Sam Berry, or by email at info@fortressbiotech.com. Upon request, we will also furnish any exhibits to the annual report on Form 10-K as filed with the SEC.

CORPORATE GOVERNANCE

Our Board of Directors

Our Second Amended and Restated Bylaws provide that the Board shall consist of no less than one (1) and no more than nine (9) members, as determined from time to time by resolution of the Board. Currently, our Board consists of nine members. The following individuals are being nominated to serve on our Board (See “Proposal 1 — Election of Directors; Nominees”):

Name of Director Nominee	Age	Title	Director Since
Lindsay A. Rosenwald, M.D.	68	Chairman, President and Chief Executive Officer	October 2009
Eric K. Rowinsky, M.D.	66	Co-Vice Chairman and Director	October 2010
Jimmie Harvey, Jr., M.D.	71	Director	December 2008
Malcolm Hoenlein	79	Director	February 2014
Dov Klein, CPA	71	Director	July 2015
J. Jay Lobell	60	Director	June 2006
Kevin L. Lorenz, J.D.	58	Director	August 2019
Lucy Lu, M.D.	48	Director	December 2022
Michael S. Weiss	57	Director and Executive Vice Chairman, Strategic Development	December 2013

The Board does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Executive Chairman, as the Board believes that it is in the best interests of the Company to make that determination based on the direction of the Company and the current membership of the Board. The Board has determined that having a director who is an executive officer serve as the Chairman is in the best interest of the Company’s stockholders at this time.

We have a risk management program overseen by Lindsay A. Rosenwald, M.D., our Executive Chairman, Chief Executive Officer and President and the Board. Dr. Rosenwald and management identify material risks and prioritize them for our Board. Our Board regularly reviews information regarding our credit, liquidity, operations, and compliance as well as the risks associated with each.

The following biographies set forth the names of our directors and director nominees, their ages, the year in which they first became directors, their positions with us, their principal occupations and employers for at least the past five years, any other directorships held by them during the past five years in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), or any company registered as an investment company under the Investment Company Act of 1940, as well as additional information, all of which we believe sets forth each director nominee’s qualifications to serve on the Board. There is no family relationship between and among any of our executive officers or directors. There are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them are elected as an officer or director, except as disclosed below.

Fortress adheres to the corporate governance standards adopted by The Nasdaq Stock Market LLC (“Nasdaq”). Nasdaq rules require our Board to make an affirmative determination as to the independence of each director. Consistent with these rules, our Board completed its annual review of director independence on March 28, 2023. During the review, our Board considered relationships and transactions during 2022 and during the past three fiscal years between each director or any member of his or her immediate family, on the one hand, and the Company and our partner companies and affiliates, on the other hand. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Based on this review, our Board determined that Messrs. Hoenlein, Klein, Lobell, Lorenz and Dr. Harvey are independent under the criteria established by Nasdaq and our Board.

Director Nominees

Lindsay A. Rosenwald, M.D., 68, has served as a member of the Company’s Board of Directors since October 2009 and as Chairman, President and Chief Executive Officer of the Company since December 2013. Dr. Rosenwald also currently serves as a member of the board of directors of Fortress partner companies Avenue Therapeutics, Inc. (Nasdaq: ATXI), Checkpoint Therapeutics, Inc. (Nasdaq: CKPT), Mustang Bio, Inc. (Nasdaq: MBIO) and Journey Medical Corporation (Nasdaq: DERM). From 1991 to 2008, Dr. Rosenwald served as the Chairman of Paramount BioCapital, Inc. Over the past 30 years, Dr. Rosenwald has acted as a biotechnology entrepreneur and has been involved in the founding, recapitalization and sale of numerous public and private biotechnology and life sciences companies. He received his B.S. in finance from Pennsylvania State University and his M.D. from Temple University School of Medicine.

Eric K. Rowinsky, M.D., 66, has served as Co-Vice Chairman of the Board of Directors and a consultant to the Company since October 2010. He was Chief Medical Officer of Hummingbird Biosciences, Inc., a clinical-stage biopharmaceutical company, from July 2020 to March 2023. Dr. Rowinsky has served as the Executive Chairman and President of Inspirna, Inc. (formerly Rgenix Inc), a clinical-stage biopharmaceutical company, from November 2015 to September 2021, and currently serves on its Board of Directors and as its President. He served as Executive Vice President, Chief Medical Officer and Head of Research and Development of Stemline Therapeutics, Inc., a clinical-stage biopharmaceutical company, from November 2011 until October 2015, resulting in the registration of Elzonris®. Prior to joining Stemline, Dr. Rowinsky was co-founder and Chief Executive Officer of Primrose Therapeutics, Inc., a start-up biotechnology company focused on polycystic kidney disease, from June 2010 until its acquisition in September 2011. He also served as a drug development and regulatory strategy consultant to the ImClone-Lilly Oncology Business Unit and several other biopharmaceutical and life sciences companies from 2010 to 2011. From 2005 to 2009, Dr. Rowinsky was Executive Vice President and Chief Medical Officer of ImClone Systems Incorporated, where he led the FDA approval of Erbitux® for head and neck and colorectal cancers and advanced eight other monoclonal antibodies through clinical development, with four ultimately being registered world-wide. From 1996 to 2004, Dr. Rowinsky held several positions at the Cancer Therapy and Research Center, including Director of the Institute of Drug Development, or IDD, and the SBC Endowed Chair for Early Drug Development at the IDD. From 1996 to 2006, he was a Clinical Professor of Medicine at the University of Texas Health Science Center at San Antonio. From 1988 to 1996, Dr. Rowinsky was an Associate Professor of Oncology at The Johns Hopkins University School of Medicine. He was a longstanding National Cancer Institute principal and co-principal investigator from 1990 to 2004 and was integrally involved in pivotal clinical and preclinical investigations that led to the development of numerous cancer therapeutics, including paclitaxel, docetaxel, topotecan, irinotecan, erlotinib, gefitinib and temsirolimus among others. Dr. Rowinsky is currently an Adjunct Professor of Medicine at New York University School of Medicine, and he sits on the boards of directors of Biogen Inc., Verastem Inc., and Purple Bio, Inc. which are publicly traded clinical-stage biopharmaceutical and life science companies. Over the last five years, he has also served on the board of directors of BIND Therapeutics, Inc., a publicly traded biopharmaceutical and life-science company that was acquired by Pfizer, Inc. in 2016, and, until March 2018, Navidea Biopharmaceuticals, Inc. Dr. Rowinsky received his M.D. from Vanderbilt University School of Medicine. He completed his residency in internal medicine at the University of California, San Diego and completed his fellowship in medical oncology at Johns Hopkins Oncology Center. Dr. Rowinsky received his B.A. from New York University.

Jimmie Harvey, Jr., M.D., 71, has served as a member of the Board of Directors since December 2008. In 1984, Dr. Harvey founded Birmingham Hematology and Oncology Associates, L.L.C. (now Alabama Oncology, L.L.C.), a private medical company located in Birmingham, Alabama. Dr. Harvey has experience in clinical trial execution and management and was a principal investigator in two trials, one investigating a novel monoclonal antibody and the other investigating a small molecule used to treat immunologic malignancies. Dr. Harvey holds a B.A. in chemistry from Emory University and received his M.D. from Emory University School of Medicine. Dr. Harvey completed his medical oncology training at the Vincent T. Lombardi Cancer Center at Georgetown University. Based on Dr. Harvey’s medical background, including his oncology expertise, the Board of Directors believes that Dr. Harvey has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.

Malcolm Hoenlein, 79, has served as a member of the Board of Directors since February 2014. Since 1986, Mr. Hoenlein has served as Executive Vice Chairman of the Conference of Presidents of Major American Jewish Organizations, the coordinating body on international and national concerns for 51 national American Jewish organizations. Previously, he served as the founding Executive Director of the Jewish Community Relations Council of Greater New York. Prior to that, he was the founding Executive Director of the New York Conference on Soviet Jewry. A National Defense Fellow at the Near East Center of the University of Pennsylvania, Mr. Hoenlein taught International Relations in the Political Science Department and served as a Middle East specialist at the Foreign Policy Research Institute. In addition, he served on the editorial staff of ORBIS, the Journal of World Affairs. He serves currently as a director of Nanox Imaging Plc. and Bonus BioGroup. He previously served as a director for DarioHealth Corp, WellSense Technology, Delek Oil, Eco-Fusion North America, Inc., Powermat USA, and Bank Leumi USA. Mr. Hoenlein has a B.A. in Political Science from Temple University and an M.A. in International Relations from the University of Pennsylvania, as well as an Hon. LL.D. from Touro College, an Hon. D.H.L. from Yeshiva University, an Hon. D.H.L. from Temple University and an Hon. D.H.L. from Bar Ilan University. Based on Mr. Hoenlein’s demonstrated sound business judgment and leadership and management experience, the Board of Directors believes that Mr. Hoenlein has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.

Dov Klein, CPA, 71, has served as a member of the Board of Directors since July 2015. From January 2016 through December 31, 2020, Mr. Klein was an audit partner at Marks Paneth LLP, a certified public accounting and consulting firm. Effective January 1, 2021, Mr. Klein is a retired partner of Marks Paneth LLP. Prior to 2016, Mr. Klein was an audit partner at RSSM CPA LLP, a certified public accounting and strategic advisory firm, which he joined in 2001. His practice focused on audits and reviews and compilation of financial statements for clients in various industries. Mr. Klein has also consulted on matters in litigation and conducted financial due diligence in mergers and acquisitions as well as business planning for growing businesses. Mr. Klein has been a certified public accountant since 1978 and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. Mr. Klein received his BSc in Accounting from Brooklyn College, The City University of New York.

J. Jay Lobell, 60, has served as a member of the Board of Directors since June 2006. Mr. Lobell is President of GMF Capital, LLC which he co-founded in January 2016. Mr. Lobell was also a founder of Beech Street Capital, LLC, a real estate lending company, serving as its Vice Chairman from December 2009 until the company’s sale to Capital One Financial Corporation in November 2013. From January 2005 to December 2009, Mr. Lobell served as President and Chief Operating Officer of Paramount Biosciences, LLC, or PBS, a private biotechnology investment and development company. In that capacity, he had substantial responsibility for the assembly and oversight of companies PBS founded and incubated, including the Company. Mr. Lobell currently serves on the board of directors of several private companies, including Sava Senior Care, where he has served since September 2013, Tender Touch Rehabilitation Services, where he has served since October 2014, and Pardes Biosciences, where he has served since January 2021. Mr. Lobell was a partner in the law firm Covington & Burling LLP from October 1996 through January 2005, where he advised companies and individuals as a member of the firm’s securities litigation and white collar defense practice group. Mr. Lobell received his B.A. (summa cum laude, Phi Beta Kappa) from The City University of New York and his J.D. from Yale Law School, where he was senior editor of The Yale Law Journal.

Kevin L. Lorenz, J.D., 58, has served as a member of the Board of Directors since August 2019. Mr. Lorenz has over 25 years of experience guiding and implementing investment strategies across public and private companies. Since 2015, Mr. Lorenz has been Chief Investment Officer, Senior Vice President, Treasury & Private Investments at the Katz Group in the family office of Daryl Katz, which has operations in sports and entertainment, real estate, and public and private investments. Mr. Lorenz works directly with the principal of the Katz Group to oversee the design, implementation, and monitoring of the overall investment strategy for public and private passive investments. Prior to joining the Katz Group, Mr. Lorenz was Director, Ultra High Net Worth (“UHNW”) Private Client Business at Credit Suisse Securities, LLC from 2009 - 2015, where he was selected to expand Credit Suisse’s UHNW private client business into Canada. From 2004 to 2009, Mr. Lorenz was the Director, UHNW Management Group at UBS Financial Services, Inc., where he was a key contributor to the formation and development of the company’s first dedicated UBS UHNW office. Earlier in his career, he held positions of increasing responsibility at Merrill Lynch Pierce Fenner & Smith, Inc. and the Office of the Comptroller of the Currency, an independent bureau within the U.S. Department of the Treasury that charters, regulates and supervises all national banks and thrift institutions. Mr. Lorenz holds a J.D. from George Mason University Antonin Scalia Law School, an M.B.A. from Benedictine University and a B.S. in economics from Illinois State University.

Lucy Lu, M.D., 48, has previously served as the Executive Vice President and Chief Financial Officer of the Company from February 2012 to June 2017 and the President and Chief Executive Officer of Avenue Therapeutics, Inc. (Nasdaq: ATXI) from July 2017 until March 2022. Prior to working in the biotech industry, Dr. Lu had 10 years of experience in healthcare-related equity research and investment banking. Additionally, Dr. Lu has served as a member of the Board of Directors of Veru, Inc. since 2021, a position she also held from 2016 to 2018, and has served as a member of the Board of Directors of Iventiva S.A. since 2018. From February 2007 through January 2012, Dr. Lu was a senior biotechnology equity analyst with Citigroup Investment Research. From 2004 until joining Citigroup, she was with First Albany Capital, serving as Vice President from April 2004 until becoming a Principal of the firm in February 2006. Dr. Lu holds an M.D. degree from the New York University School of Medicine and an M.B.A. from the Leonard N. Stern School of Business at New York University. Dr. Lu obtained a B.A. from the University of Tennessee’s College of Arts and Science.

Michael S. Weiss, 57, has served as our Executive Vice Chairman, Strategic Development since February 2014. He currently serves as a member of the board of directors of several of our partner companies, including Checkpoint Therapeutics, Inc. (Nasdaq: CKPT) and Mustang Bio, Inc. (Nasdaq: MBIO). Mr. Weiss is currently the Executive Chairman of Mustang Bio, Inc. and the Chairman of the Board of Directors of Checkpoint Therapeutics, Inc. From March 2015 until February 2019, Mr. Weiss served on the board of Avenue Therapeutics, Inc. (Nasdaq: ATXI). Since December 2011, Mr. Weiss has served in multiple capacities at TG Therapeutics, Inc., a related party, and is currently its Executive Chairman, Chief Executive Officer and President. In 1999, Mr. Weiss founded Access Oncology which was later acquired by Keryx Biopharmaceuticals (Nasdaq: KERX) in 2004. Following the merger, Mr. Weiss remained as CEO of Keryx. He began his professional career as a lawyer with Cravath, Swaine & Moore LLP. Mr. Weiss earned his B.S. in Finance from The University of Albany and his J.D. from Columbia Law School.

During 2022, our Board held 8 meetings. During 2022, each incumbent director who served their full term and is standing for election attended 91% of the meetings of the Board of Directors and the meetings of those committees on which each incumbent director served, in each case during the period that such person was a director. The permanent committees established by our Board of Directors are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, descriptions of which are set forth in more detail below. Our directors are expected to attend each Annual Meeting of Stockholders, and it is our expectation that all of the directors standing for election will attend this year’s Annual Meeting. Last year, all of our then-incumbent directors attended the 2022 Annual Meeting of Stockholders with the exception of Mr. Weiss, who had to attend to other matters.

Communicating with the Board of Directors

Our Board has established a process by which stockholders can send communications to the Board. You may communicate with the Board as a group, or to specific directors, by writing to our General Counsel and Corporate Secretary, Sam Berry, at our offices located at 1111 Kane Concourse, Suite 301, Bay Harbor Islands, FL 33154. The General Counsel and Corporate Secretary will review all such correspondence and regularly forward to the Board a summary of all correspondence and copies of all correspondence that deals with the functions of the Board or committees thereof or that otherwise requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of our Board and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing matters may be communicated in this manner, or may be submitted on an anonymous basis via e-mail at info@fortressbiotech.com. These concerns will be immediately brought to the attention of our Audit Committee and resolved in accordance with procedures established by our Audit Committee.

Board Selection and Diversity

On August 6, 2021, the SEC approved amendments to the Listing Rules of NASDAQ related to board diversity. As described below under “Nominating Committee,” our Board considers diversity, among other factors, in considering nominations for the Board.

The table below provides certain highlights of the composition of our Board members. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of March 31, 2023)

Board Size:
Total Number of Directors: 9

Did not Disclose
	Female	Male	Non-Binary	Gender
Gender:
Directors	1	8	–	–
Demographic Background
African American or Black	–	–	–	–
Alaskan Native or Native American	–	–	–	–
Asian (other than South Asian)	1	–	–	–
South Asian	–	–	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	–	8	–	–
Two or More Races or Ethnicities	–	–	–	–
LGBTQ+	–	–	–	–
Persons with Disabilities	–	–	–	–

Audit Committee

The Audit Committee currently consists of Messrs. Klein (chair), Lobell, and Dr. Harvey. During 2022, the Audit Committee held four meetings. The duties and responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee which was recently reviewed by our Audit Committee. Our Audit Committee determined that no revisions needed to be made to the charter at this time. A copy of the Charter of the Audit Committee is available on our website, located at www.fortressbiotech.com, under the Investors – Governance – Governance Documents section. Among other matters, the duties and responsibilities of the Audit Committee include reviewing and monitoring our financial statements and internal accounting procedures, the selection of our independent registered public accounting firm and consulting with and reviewing the services provided by our independent registered public accounting firm. Our Audit Committee has sole discretion over the retention, compensation, evaluation and oversight of our independent registered public accounting firm.

The SEC and Nasdaq have established rules and regulations regarding the composition of audit committees and the qualifications of audit committee members. Our Board of Directors has examined the composition of our Audit Committee and the qualifications of our Audit Committee members in light of the current rules and regulations governing audit committees. Based upon this examination, our Board of Directors has determined that each member of our Audit Committee is independent and is otherwise qualified to be a member of our Audit Committee in accordance with the rules of the SEC and Nasdaq.

Additionally, the SEC requires that at least one member of the Audit Committee have a “heightened” level of financial and accounting sophistication. Such a person is known as the “audit committee financial expert” under the SEC’s rules. Our Board has determined that Mr. Klein is an “audit committee financial expert,” as the SEC defines that term, and is an independent member of our Board of Directors and our Audit Committee. Please see Mr. Klein’s biography on page 9 for a description of his relevant experience.

The report of the Audit Committee can be found on page 17 of this proxy statement.

Compensation Committee

During 2022, the Compensation Committee held three meetings. The Compensation Committee currently consists of Messrs. Klein, Lobell (chair), and Dr. Harvey. The duties and responsibilities of the Compensation Committee are set forth in its charter. A copy of the charter of the Compensation Committee is available on the Company’s website, located at www.fortressbiotech.com, under the Investors — Governance — Governance Documents section. As discussed in its charter, among other things, the duties and responsibilities of the Compensation Committee include annually evaluating the performance of the Chief Executive Officer and our other executive officers, determining the overall compensation of the Chief Executive Officer and our other executive officers and administering all executive compensation programs, including, but not limited to, our incentive and equity-based plans. The Compensation Committee also reviews and discusses with management the Compensation Overview section of our proxy statement and reviews an approves the say on pay and frequency proposals to be included in our proxy statement. The Compensation Committee applies discretion in the determination of individual executive compensation packages to ensure compliance with the Company’s compensation philosophy. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation packages for officers other than himself. The Compensation Committee may delegate its authority to grant awards to certain employees, and within specified parameters under the Compensation Committee Charter, to a special committee consisting of one or more directors who may but need not be officers of the Company. As of the mailing of this proxy statement on or around April 28, 2023, however, the Compensation Committee had not delegated any such authority.

Nasdaq has established rules and regulations regarding the composition of compensation committees and the qualifications of compensation committee members. Our Board of Directors has examined the composition of our Compensation Committee and the qualifications of our Compensation Committee members in light of the current rules and regulations governing compensation committees. Based upon this examination, our Board of Directors has determined that each member of our Compensation Committee is independent and is otherwise qualified to be a member of our Compensation Committee in accordance with such rules.

Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation can be found in the Compensation Overview beginning on page 19 of this proxy statement.

Nominating Committee

The Nominating and Corporate Governance Committee is currently composed of Committee Chairman Mr. Lobell and directors Messrs. Klein and Hoenlein. The functions of the Nominating and Corporate Governance Committee include, among other things:

●	making recommendations to the Board of Directors regarding the size and composition of the Board of Directors;

●	developing minimum qualifications for director candidates and evaluating such candidates in such a manner as the Nominating and Corporate Governance Committee deems appropriate;
●	except where otherwise required, selecting candidates for election to the Board of Directors and to fill any vacancies on the Board of Directors, such selected candidates to then be voted by the Board of Directors;
●	establishing procedures for the nomination process;
●	establishing and administering a periodic assessment procedure relating to the performance of the Board of Directors as a whole and its individual members; and
●	making recommendations to the Board of Directors regarding corporate governance matters and practices, including formulating and periodically reviewing corporate governance guidelines to be adopted by the Board of Directors.

The Nominating and Corporate Governance Committee of the Board of Directors has the responsibility for establishing the qualifications for director candidates. The Committee does not have a formal policy on Board of Directors candidate qualifications. It may consider those factors it deems appropriate in evaluating director nominees made either by the Board of Directors or stockholders, including judgment, skill, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skills relative to other Board of Directors’ members, specialized knowledge or experience, and diversity. Depending upon the current needs of the Board of Directors, certain factors may be weighed more or less heavily. In considering candidates for the Board of Directors, the directors evaluate the entirety of each candidate’s credentials and do not currently have any specific minimum qualifications that must be met. The directors will consider candidates from any reasonable source, including current Board of Directors’ members, stockholders, professional search firms or other persons. The directors will not evaluate candidates differently based on who has made the recommendation. Our policy describing our director nomination process is included in our Nominating and Corporate Governance Committee Charter, which is available on the Company’s website, located at www.fortressbiotech.com, under the Investors — Governance — Governance Documents section. We believe that the current process in place functions effectively to select director nominees who will be valuable members of our Board of Directors. We identify potential nominees to serve as directors through a variety of business contacts, including current executive officers, directors, community leaders and stockholders. We may, to the extent they deem appropriate, retain a professional search firm and other advisors to identify potential nominees.

We will also consider candidates recommended by stockholders for nomination to our Board. A stockholder who wishes to recommend a candidate for nomination to our Board must submit such recommendation to our General Counsel and Corporate Secretary, Sam Berry, at our offices located at 1111 Kane Concourse Suite 301, Bay Harbor Islands, FL 33154. Any recommendation must be received not less than 45 calendar days nor more than 75 calendar days before the anniversary date of the previous year’s annual meeting. All stockholder recommendations of candidates for nomination for election to our Board must be in writing and must set forth the following: (i) the candidate’s name, age, business address, and other contact information, (ii) the number of shares of common stock beneficially owned by the candidate, (iii) the date or dates such shares were acquired and the investment intent of such acquisition, (iv) a complete description of the candidate’s qualifications, experience, background and affiliations, as would be required to be disclosed in the proxy statement pursuant to Schedule 14A under the Exchange Act, (v) a written statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as director if elected, and (vi) the name and address of the stockholder(s) of record making such a recommendation.

We believe that our Board as a whole should encompass a range of talent, skill, and expertise enabling it to provide sound guidance with respect to our operations and interests. Our independent directors evaluate all candidates to our Board by reviewing their biographical information and qualifications. If the independent directors determine that a candidate is qualified to serve on our Board, such candidate is interviewed by at least one of the independent directors and our Chief Executive Officer. Other members of the Board also have an opportunity to interview qualified candidates. The independent directors then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board that the candidate be nominated for approval by the stockholders to fill a directorship. With respect to an incumbent director whom the independent directors are considering as a potential nominee for re-election, the independent directors review and consider the incumbent director’s service during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board. The manner in which the independent directors evaluate a potential nominee will not differ based on whether the candidate is recommended by our directors or stockholders.

We consider the following qualifications, among others, when making a determination as to whether a person should be nominated to our Board: the independence of the director nominee; the nominee’s character and integrity; financial literacy; level of education and business experience, including experience relating to biopharmaceutical companies; whether the nominee has sufficient time to devote to our Board; and the nominee’s commitment to represent the long-term interests of our stockholders. We review candidates in the context of the current composition of the Board and the evolving needs of our business. We believe that each of the current members of our Board (who are also our director nominees) has the requisite business, biopharmaceutical, financial or managerial experience to serve as a member of the Board, as described above in their biographies under the heading “Our Board of Directors.” We also believe that each of the current members of our Board has other key attributes that are important to an effective board, including integrity, high ethical standards, sound judgment, analytical skills, and the commitment to devote significant time and energy to service on the Board and its committees.

We do not have a formal policy in place with regard to diversity in considering candidates for our Board, but the Board strives to nominate candidates with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee our business.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, or the Code, which applies to all of our directors, officers and employees, including our principal executive officer and principal financial officer. The Code includes guidelines dealing with the ethical handling of conflicts of interest, compliance with federal and state laws, financial reporting, and our proprietary information. The Code also contains procedures for dealing with and reporting violations of the Code. We have posted our Code of Business Conduct and Ethics under the Investors — Governance — Governance Documents section of the Company’s website, located at www.fortressbiotech.com.

Policy Prohibiting Hedging and Speculative Trading

Pursuant to our Insider Trading Policy, our officers, directors, and employees are prohibited from engaging in speculative trading, including hedging transactions or short sale transactions with respect to Company securities.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

KPMG LLP (“KPMG”) has served as the Company’s independent registered public accounting firm since September 28, 2021. BDO USA, LLP (“BDO”) served as the Company’s independent registered public accounting firm prior to KPMG from 2016 through the appointment of KPMG. We expect a representative of KPMG to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

As previously reported on the Form 8-K filed on September 24, 2021, the Company dismissed BDO as the Company’s independent registered public accounting firm and, on September 28, 2021, appointed KPMG as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2021. The dismissal of BDO and the approval of KPMG were approved by the Audit Committee and the Board of Directors.

BDO did not issue a report on the Company’s consolidated financial statements for the fiscal years ended December 31, 2022 and 2021. During the Company’s fiscal year ended December 31, 2021 through September 20, 2021, the Company did not have any disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements for such time periods.

Our Board has asked the stockholders to ratify the selection of KPMG as our independent registered public accounting firm. See “Proposal Two: Ratification of Appointment of KPMG as Our Independent Registered Public Accounting Firm” on page 36 of this proxy statement. The Board has reviewed the fees described below and concluded that the payment of such fees is compatible with maintaining KPMG’s independence. All proposed engagements of KPMG, whether for audit services, audit-related services, tax services, or permissible non-audit services, were pre-approved by our Audit Committee.

Audit Fees

For the fiscal year ended December 31, 2022 we were billed approximately $2,672,700 by KPMG in fees for the professional services rendered in connection with the audits of our annual financial statements included in our Annual Report on Form 10-K for 2022 and annual audit, the review of our financial statements included in our Quarterly Reports on Form 10-Q for 2022, and other services provided in connection with registration statements. In 2022, included in these fees for KPMG is $1,947,700 related to stand-alone audits and filings of certain of the Company’s partner companies and subsidiaries.

For the fiscal year ended December 31, 2021 we were billed approximately $175,000 by KPMG in fees for the professional services rendered in connection with the Company’s third quarter review and annual audit and $1,535,000 related to stand-alone audits and filings of certain of the Company’s partner companies and subsidiaries.

For the fiscal year ended December 31, 2021, we were billed approximately $1,351,440 by BDO in fees for the professional services rendered in connection with the audits of our annual financial statements included in our Annual Reports on Forms 10-K and 10-K/A for the 2020 fiscal year, the audit of internal control over financial reporting for that fiscal year, the review of our financial statements included in our Quarterly Reports on Form 10-Q for 2020 and 2021 through the quarter ended June 30, 2021, and other services provided in connection with registration statements. In 2021, included in these fees for BDO is $751,490 related to stand-alone audits and filings of certain of the Company’s partner companies and subsidiaries.

Audit-Related Fees

During the fiscal year ended December 31, 2022 we incurred no costs from KPMG for audit-related services reasonably related to the performance of the audits and reviews for the respective fiscal year.

During the fiscal year ended December 31, 2021 we incurred no costs from KPMG for audit-related services reasonably related to the performance of the audits and reviews for the respective fiscal year.

During the fiscal year ended December 31, 2021 we incurred no costs from BDO for audit-related services reasonably related to the performance of the audits and reviews for the respective fiscal years.

Tax Fees

During the fiscal years ended December 31, 2022 and 2021 we were billed approximately $98,530 and $40,475, respectively, from KPMG for fees for professional services rendered for tax compliance, tax advice, and tax planning services for certain of the Company’s partner companies.

During the fiscal year ended December 31, 2021, we incurred no costs from BDO for any fees for professional services rendered for tax compliance, tax advice, and tax planning services.

All Other Fees

During the fiscal years ended December 31, 2022 and 2021 we incurred no costs, respectively, from KPMG for other accounting fees not related directly to the audit.

During the fiscal year ended December 31, 2021 we incurred $25,000 from BDO for other accounting fees not related directly to the audit.

Pre-Approval of Services

Our Audit Committee has established a policy setting forth the procedures under which services provided by our independent registered public accounting firm will be pre-approved by our Audit Committee. The potential services that might be provided by our independent registered public accounting firm fall into two categories:

●	Services that are permitted, including the audit of our annual financial statements, the review of our quarterly financial statements, related attestations, benefit plan audits and similar audit reports, financial and other due diligence on acquisitions, and federal, state, and non-US tax services; and
●	Services that may be permitted, subject to individual pre-approval, including compliance and internal-control reviews, indirect tax services such as transfer pricing and customs and duties, and forensic auditing.

Services that our independent registered public accounting firm may not legally provide include such services as bookkeeping, certain human resources services, internal audit outsourcing, and investment or investment banking advice.

All proposed engagements of our independent registered public accounting firm, whether for audit services or permissible non-audit services, are pre-approved by the Audit Committee. We jointly prepare a schedule with our independent registered public accounting firm that outlines services which we reasonably expect we will need from our independent registered public accounting firm and categorize them according to the classifications described above. Each service identified is reviewed and approved or rejected by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

In monitoring the preparation of our financial statements, the Audit Committee met with management and representatives of KPMG LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022, to review and discuss all financial statements prior to their issuance and to discuss any and all significant accounting issues. Management and our independent registered public accounting firm advised the Audit Committee that all of the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review included a discussion of the matters required to be discussed pursuant to Public Company Accounting Oversight Board (United States) Auditing Standard 1301 (Communication with Audit Committees). Auditing Standard 1301 requires our independent registered public accounting firm to discuss with the Audit Committee, among other things, the following:

●	Methods used to account for significant or unusual transactions;
●	The effect of any accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
●	The process used by management to formulate sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusion regarding the reasonableness of any such estimates; and
●	Any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures necessary in the financial statements.

The Audit Committee has discussed the independence of KPMG LLP for the fiscal year ended December 31, 2022, including the written disclosures made by KPMG LLP to the Audit Committee, as required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.” PCAOB Rule 3526 requires the independent registered public accounting firm to (i) disclose in writing all relationships that, in the independent registered public accounting firm’s professional opinion, may reasonably be thought to bear on independence, (ii) confirm their perceived independence, and (iii) engage in a discussion of independence with the Audit Committee.

Finally, the Audit Committee continues to monitor the scope and adequacy of our internal controls and other procedures, including any and all proposals for adequate staffing and for strengthening internal procedures and controls where appropriate and necessary. These measures include, without limitation, a quarterly review of related party transactions and relationships pursuant to regularly-updated reports prepared by the Company’s internal legal counsel and Chief Financial Officer.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.

By the Audit Committee of the Board of Directors,

Dov Klein, CPA, Chairman

Jimmie Harvey, Jr., M.D.

J. Jay Lobell

Dated April 28, 2023

OUR EXECUTIVE OFFICERS

Executive Officers

Our current executive officers are as follows:

Name	Age	Position
Lindsay A. Rosenwald, M.D.	68	Executive Chairman, Chief Executive Officer and President
David Jin	33	Chief Financial Officer, and Head of Corporate Development
Michael S. Weiss	57	Executive Vice Chairman, Strategic Development
George Avgerinos, Ph.D.	70	Senior Vice President, Biologics Operations

No executive officer is related by blood, marriage or adoption to any other director or executive officer. The biographies of Dr. Rosenwald and Mr. Weiss are presented in connection with “Corporate Governance” beginning on page 6 of this proxy statement.

David Jin, 33 has served as our Chief Financial Officer since August 2022 and our Head of Corporate Development since May 2020. He also serves as Interim Chief Financial Officer and Chief Operating Officer at Avenue Therapeutics, Inc. (a Fortress partner company). Prior to joining Fortress, he was a member of the Private Equity group at Barings focused on control equity and asset-based investments in pharma and biotech. Before that, he was Director of Corporate Development at Sorrento Therapeutics, Inc. and Vice President of Healthcare Investment Banking at FBR & Co. He began his career in management consulting at IMS Health (now IQVIA). Mr. Jin has a Bachelor of Science degree in Industrial Engineering & Management Sciences with a double-major in Mathematical Methods in the Social Sciences from Northwestern University.

George Avgerinos, Ph.D., 70, has served as our Senior Vice President, Biologics Operations since June 2013. Dr. Avgerinos joined us from AbbVie, Inc., where he was Vice President, HUMIRA® Manufacturing Sciences and External Partnerships. In his 22-year career at AbbVie, Inc., formerly Abbott Laboratories, formerly BASF Bioresearch Corporation (BASF), Dr. Avgerinos was responsible for many aspects of biologics development and operations. These included the HUMIRA® operations franchise, global biologics process and manufacturing sciences, biologics CMC, manufacturing operations, and third-party manufacturing. During his tenure, Dr. Avgerinos led and participated in the development of numerous clinical candidates which included the launch of HUMIRA®. He supported expansion of the supply chain to over $9.0 billion in annual global sales. Dr. Avgerinos’ efforts on HUMIRA® have been recognized with numerous awards, including the prestigious Abbott’s Chairman’s award in 2011. Dr. Avgerinos received a B.A. in Biophysics from the University of Connecticut and a Ph.D. in Biochemical Engineering from the Massachusetts Institute of Technology. Dr. Avgerinos also provides services for TG Therapeutics, Inc., a related party, pursuant to a shared services agreement as well as advising Flame Biosciences, an unrelated company.

EXECUTIVE COMPENSATION

Summary Compensation Table

As determined in accordance with SEC rules, our “named executive officers” for purposes of this proxy statement are the five individuals set forth below. The following table sets forth information concerning compensation paid by the Company to its named executive officers for services rendered to it in all capacities during the years ended December 31, 2022, and December 31, 2021.

					Non-equity
					Incentive	All
				Stock	Plan	Other

		Salary	Bonus	Awards(1)	Compensation(2)(3)		Total
Name and principal position(s)	Year	($)	($)	($)	($)	($)	($)
Lindsay A. Rosenwald, M.D.(4)
Chairman, President and	2022	$62,665	$—	$798,638	$—	$880,123	$1,741,427
Chief Executive Officer	2021	60,255	—	2,757,465	—	32,399	2,850,119

David Jin(5)
Chief Financial Officer and	2022	338,500	52,500	1,053,000	—	21,682	1,465,682
Corporate Secretary effective August 16, 2022	2021	—	—	—	—	—	—

George Avgerinos, Ph.D.(6)
Senior Vice President,	2022	386,488	—	—	—	—	386,488
Biologics Operation	2021	386,522	137,830	—	—	—	524,352

Michael S. Weiss(5)
Executive Vice Chairman,	2022	62,665	—	798,638	—	105,263	966,566
Strategic Development	2021	60,255	—	2,757,465	—	32,394	2,850,114

Robyn M. Hunter(7)
Chief Financial Officer and	2022	278,265	—	127,500	—	533	406,297
Corporate Secretary until August 16, 2022	2021	396,194	158,262	—	—	852	555,308

(1)	Represents the aggregate grant date fair value computed in accordance with FASB Accounting Standards Codification Topic 718, Stock Compensation, as modified or supplemented (“FASB ASC Topic 718”). On January 1, 2023 and 2022, Dr. Rosenwald and Mr. Weiss were each awarded 1,219,294 and 1,102,986 shares, respectively, of restricted common stock of the Company (or one percent (1%) of the total outstanding shares of the Company) for their performance in 2022 and 2021, respectively. On October 26, 2022, Mr. Jin was awarded 1,350,000 Restricted Stock Units related to his appointment to Chief Financial Officer, and Ms. Hunter was awarded 125,000 Restricted Stock Units on August 29, 2022 for her continued service to the Company under a consulting agreement.
(2)	Under the LTIP (as defined below), each of Dr. Rosenwald and Mr. Weiss is eligible to receive, inter alia, a $500,000 annual cash bonus; in March 2023, the Compensation Committee reviewed the 2022 performance targets and approved a $500,000 cash bonus for each of Dr. Rosenwald and Mr. Weiss. Both Dr. Rosenwald and Mr. Weiss elected to forego and disclaim such cash bonus with respect to calendar year 2021.
(3)	All other compensation for 2022 for each of Dr. Rosenwald and Mr. Weiss includes long-term disability premiums and the grant date fair value of equity awards of 500,000 restricted shares in FBIO Acquisition Corp. XXI – L, respectively. Additionally, Dr. Rosenwald received 1,374,389 shares of Fortress’ common stock as a result of the vesting of restricted stock grants. All other compensation for 2021 for each of Dr. Rosenwald and Mr. Weiss includes long-term disability premiums and the grant date fair value of equity awards of 500,000 restricted shares in FBIO Acquisition Corp. XV, XVI, XVII, XVIII, XIX, XX and VIII, respectively.

(4)	Mr. Weiss received in his capacity as Chairman of the Board of Checkpoint Therapeutics, Inc. (“Checkpoint”) 4,761 restricted shares of common stock and $60,000 cash fees, and as Executive Chairman of Mustang Bio, Inc. 71,664 restricted shares of common stock and $60,000 cash fees. Dr. Rosenwald received 4,761 restricted shares of common stock and $50,000 cash fees from Checkpoint and 71,664 restricted shares of common stock and $50,000 cash fees from Mustang Bio, Inc. for his role on the Board of Directors of those companies for the year ended 2022. Mr. Weiss, in each case through a wholly-owned LLC Caribe BioAdvisors, LLC, received in his capacity as Chairman of the Board of Checkpoint 1,650 restricted shares of Checkpoint common stock (adjusted for Checkpoint’s 1-for-10 reverse stock split effective December 6, 2022) and $60,000 cash fees, and as Executive Chairman of Mustang Bio, Inc. 13,774 restricted shares of common stock and $60,000 cash fees. Dr. Rosenwald received 1,650 restricted shares of common stock and $50,000 cash fees from Checkpoint Therapeutics Inc. and 13,774 restricted shares of common stock and $50,000 cash fees from Mustang Bio, Inc. for his role on the Board of Directors of those companies for the year ended 2021.
(5)	Effective August 16, 2022, Mr. Jin was appointed Chief Financial Officer for the Company.
(6)	For 2021 and 2022, Dr. Avgerinos’s salary and bonus was 100% reimbursed by TG Therapeutics, Inc. (“TGTX”) under the Shared Services Agreement.
(7)	Effective August 16, 2022, Ms. Hunter resigned as Chief Financial Officer for the Company. $196,130 of Ms. Hunter’s 2021 compensation was reimbursed by Journey Medical Corporation.

Perquisites

From time to time, the Company has provided certain of the named executive officers with perquisites that the Board of Directors believes are reasonable. The Company does not view perquisites as a significant element of its comprehensive compensation structure, but does believe they can be useful in attracting, motivating and retaining the executive talent for which the Company competes. The Company believes that these additional benefits may assist executive officers in performing their duties and provide time efficiencies for executive officers in appropriate circumstances, and the Company may consider providing additional perquisites in the future. All future practices regarding perquisites will be approved and subject to periodic review by the Compensation Committee.

Summary of Material Components of Compensation Program

The Company believes in providing to its executive management team a competitive total compensation package featuring a combination of elements. The executive compensation programs are designed to achieve the following objectives:

●	reward performance;
●	attract, motivate and retain executives of outstanding ability and potential; and
●	ensure that executive compensation is rationally related to building stockholder value.

The Board of Directors believes that the Company’s executive compensation programs should include short- and long-term components, including cash and equity-based compensation, and should be oriented towards a merits-based metric that rewards consistent performance that meets or exceeds expectations.

Base Salaries

Base salaries for the Company’s executives are initially established through arm’s-length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience, prior salary, the scope of his or her responsibilities, and competitive market compensation paid by other companies for similar positions within the industry. Base salaries are reviewed annually, typically in connection with the annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, and experience. While other of the Company’s executives are paid salaries typical within the industry for persons of their experience and expertise, Dr. Rosenwald and Mr. Weiss have elected to largely forego the payment of salary in exchange for participation in the merits-based programs described below.

Annual Discretionary Bonuses

In addition to the payment of base salaries, the Company believes that discretionary bonuses can play an important role in providing appropriate incentives to its executives to achieve the Company’s strategic objectives. As part of the annual performance reviews, the Compensation Committee reviews and analyzes each executive officer’s overall performance against such executive’s goals as identified by the Compensation Committee.

Long-Term Incentive Plan

The Fortress Biotech, Inc. Amended and Restated Long Term Incentive Plan (the “LTIP”) is designed to compensate Dr. Rosenwald and Mr. Weiss based on their responsibilities and for their contributions to the successful achievement of certain corporate goals and objectives of the Company and to share the success and risks of the Company based upon achievement of business goals. Eligible participants include Dr. Rosenwald, Mr. Weiss, or any limited liability company or limited partnership owned and controlled by Dr. Rosenwald or Mr. Weiss, provided such entity has a bona fide service provider relationship with the Company (“Eligible Entities” and, together with Dr. Rosenwald and Mr. Weiss, the “LTIP Participants”).

On January 1 of each year, the LTIP entitles the Company to grant restricted shares of common stock of the Company to each of the LTIP Participants equal to up to one percent (1%) of the total outstanding shares of common stock of the Company, such actual amount to be based upon the achievement of the goals and objectives of each individual as set by the Compensation Committee for the preceding year. In the case of the LTIP Participants, such goals and objectives include, among other things, the Company’s in-licensing of new medical technologies of substantial promise, operational and cash management, the Company’s issuance of new debt securities, the Company’s achievement of developmental, regulatory and clinical milestones in respect of its in-licensed technologies, the recruitment and retention of personnel, share price performance, trading volume of the Company’s public securities, and the overall positioning of the Company within its relevant market.

Restricted shares granted under the LTIP are subject to repurchase by the Company until both of the following conditions are met: (i) the Company achieves a specified market capitalization milestone, and (ii) the employee is either in the service of the Company as an employee or as a Board member (or both) on the tenth anniversary of the LTIP, or the eligible employee has had an involuntary separation from service (as defined in the LTIP). The Company’s repurchase option on such shares will also lapse upon the occurrence of a corporate transaction (as defined in the LTIP) if the eligible employee is in service on the date of the corporate transaction.

In addition, pursuant to the LTIP, upon the formation of each new subsidiary of the Company, the LTIP Participants are to each receive five percent (5%) of the total outstanding shares of common stock of the subsidiary. Accordingly, in 2022, the LTIP Participants were each granted 500,000 shares of common stock of FBIO Acquisition Corps. XXI through L.

Pursuant to the LTIP, the LTIP Participants are also eligible for performance-based cash bonuses not to exceed an annual combined amount of $1,000,000. In March 2022, Dr. Rosenwald and Mr. Weiss each waived their rights to any cash bonus in connection with their performance for calendar year 2021. In March 2023, Dr. Rosenwald and Mr. Weiss again waived their rights to receive any cash bonus in connection with their performance for calendar year 2022.

Retirement Plans

We maintain a tax-qualified retirement plan (the “401(k)”) plan for eligible employees, including our named executive officers. Eligible employees may make voluntary contributions from their eligible pay and may defer up to 86% of their annual compensation, up to certain limitations imposed by the Internal Revenue Code of 1986, as amended. We match employee contributions in an amount equal to 100% of 4% of the employee’s compensation. All such employee contributions and matching contributions are immediately and fully vested.

Equity Incentive Compensation

The Company believes that by providing its executives the opportunity to increase their ownership of Company stock, the interests of its executives will be more closely aligned with the best interests of the Company’s stockholders, encouraging long-term performance. The stock awards enable the executive officers to participate in the appreciation of the value of the Company’s stock, while personally participating in the risks of business setbacks. The Company grants equity awards to its executives pursuant to the Fortress Biotech, Inc. 2013 Stock Incentive Plan, as amended (the “2013 Plan”).

While the Company has awarded stock options to the executive officers as incentives in the past, it more recently has awarded restricted stock or restricted stock units (“RSUs”) to its executives. These RSUs vest in equal annual installments over a period of several years.

OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END

The following table sets forth certain information regarding outstanding equity awards held by the Company’s named executive officers, in securities of the company, as of December 31, 2022.

											Equity
											Incentive
											Plan
	Number of						Market		Equity		Awards:
	Securities	Number of			Number of		Value of		Incentive		Market or
	Underlying	Securities			Shares of		Shares or		Plan		Payout
	Unexercised	Underlying	Option/	Option/	Units of		Units of		Awards:		Value of
	Options/	Unexercised	Warrant	Warrant	Stock That		Stock That		Number or		Unearned
	Warrant	Options	Exercise	Expiration	Have Not		Have Not		Unearned		Shares
Name	Exercisable (#)	Unexercisable (#)	Price ($)	Date	Vested (#)		Vested ($)		Shares (#)		($)
Lindsay A. Rosenwald, M.D.	25,000	—	$1.370	10/05/2025	6,451,919		$4,226,007	(1)	714,607	(2)	$468,068	(1)
	15,000	—	7.420	02/07/2023	—		—		—		—

George Avgerinos, Ph.D.	200,000	—	9.210	06/4/2023	—		—		—		—

Michael S. Weiss	30,000	—	2.100	12/19/2023	6,451,919	(3)	4,226,007	(1)	6,102,511	(2)	3,997,145	(1)

David Jin	—	—	—	—	—		—		1,293,750	(4)	847,406	(1)

Robyn M. Hunter	—	—	—	—	—		—		62,500	(5)	40,938	(1)

(1)	Based on $0.655 per share, the closing price of our common stock on the Nasdaq Capital Market on December 31, 2022, the last trading day of the fiscal year.
(2)	Pursuant to the terms of Dr. Rosenwald’s Restricted Stock Issuance Agreement for 1,979,346 shares of restricted stock of the Company, as amended on December 15, 2022, two-thirds of the shares issued vested on December 19, 2022, and one-third of the shares shall vest when the Company achieves market capitalization of four times the market capitalization as of the date of such grant, but in no event earlier than December 19, 2024.

(3)	Pursuant to the terms of Mr. Weiss’ Restricted Stock Issuance Agreement for 1,979,346 shares of restricted stock of the Company, as amended on December 15, 2022, each one-third of the shares issued shall vest when the Company achieves market capitalization of two, three, and four times the market capitalization as of the date of such grant, but in no event earlier than December 19, 2024. Pursuant to the terms of Mr. Weiss’s 2014 Restricted Stock Issuance Agreement for 3,958,692 shares, as amended on December 15, 2017, February 7, 2020 and again on December 19, 2022: (i) 16.67% of the shares vested on February 20, 2015; (ii) 33.34% of the shares will vest on December 19, 2024; and (iii) 10% of the remainder of the aggregate amount of such shares will vest upon each closing by the Company of a corporate development transaction, provided that if any such corporate development transaction occurs prior to December 19, 2024, vesting of each such 10% of the remainder of the shares will occur on December 19, 2024, subject to Mr. Weiss’s continued employment with the Company.
(4)	Pursuant to the terms of Mr. Jin’s Restricted Stock Unit Award Agreement effective October 26, 2022 for 1,350,000 Restricted Stock Units (“Units”). The Units are unvested when granted, and vest pro rata on a monthly basis; vesting began on November 26, 2022 and will end on October 26, 2026, subject to Mr. Jin’s Continuous Service through the applicable vesting dates, provided that vesting may accelerate or cease as provided for in the Units Award Agreement or in the Company’s 2013 Stock Incentive Plan.
(5)	Effective August 16, 2022, Ms. Hunter resigned as Chief Financial Officer for the Company. Pursuant to the terms of Ms. Hunter’s Restricted Stock Unit Award agreement effective August 29, 2022, one-half of the units vested on September 1, 2022 and one-half of the units vest on January 1, 2023.

Summary of Potential Payments Upon Termination of Employment or Change in Control

Dr. Rosenwald and Mr. Weiss

The Company has not entered into employment agreements with either of Dr. Rosenwald or Mr. Weiss. The Company’s repurchase option on restricted shares granted to Dr. Rosenwald, Mr. Weiss or related entities under the LTIP lapse upon the occurrence of a corporate transaction (as defined in the LTIP) if the eligible employee is in service on the date of the corporate transaction, or upon a termination of service other than a voluntary separation.

Ms. Hunter

The Company did not enter into an employment agreement with Ms. Hunter. Ms. Hunter resigned as Chief Financial Officer of the Company effective August 16, 2022.

Mr. Jin

David Jin, who has served as the Company’s Vice President of Corporate Development and the Interim Principal Executive Officer, Interim Principal Financial Officer, and Chief Operating Officer of the Company’s subsidiary Avenue Therapeutics, Inc., was appointed Chief Financial Officer effective August 16, 2022. The Company has not entered into an employment agreement with Mr. Jin.

Dr. Avgerinos

In June 2013, the Company entered into an employment agreement with Dr. Avgerinos, its Senior Vice President, Biologics Operations, which provides that if the Company terminates Dr. Avgerinos without cause or he resigns for good reason, he will be entitled to: (i) severance payments at a rate equal to his base salary then in effect for a period of 12 months following his termination date; (ii) a pro-rata share of the annual milestone bonus for the year in which the termination occurred, to be paid when and if such bonus would have been paid under the employment agreement, and (iii) accelerated vesting of any option shares that would have vested on the next anniversary date of their respective grant date. As of December 31, 2022, all shares under this grant were vested.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the indicated information as of December 31, 2022 with respect to our equity compensation plans:

Number of
	Number of		Securities
	Securities to be		Remaining
	Issued Upon		Available for
	Exercise of	Weighted-	Future Issuance
	Outstanding	Average Exercise	Under Equity
	Options,	Price of	Compensation
	Restricted	Outstanding	Plans (Excluding
	Stock Units,	Options,	Securities
	Warrants and	Warrants and	Reflected in
Plan Category	Rights (a)	Rights	Column(a))
Equity compensation plan approved by shareholders	12,289,009	$2.17	889,052
Equity compensation plan not approved by shareholders	—	—	—
Total	12,289,009	$2.17	889,052

Our equity compensation plans consist of the Coronado Biosciences, Inc. 2012 Employee Stock Purchase Plan, the Fortress Biotech, Inc. 2007 Stock Incentive Plan, the Fortress Biotech, Inc. 2013 Stock Incentive Plan, as amended, and the Fortress Biotech, Inc. Long Term Incentive Plan, all of which were approved by our stockholders. We do not have any equity compensation plans or arrangements that have not been approved by our stockholders.

PAY VERSUS PERFORMANCE

The following table shows the past two fiscal years’ total compensation for our named executive officers as set forth in the Summary Compensation Table, the “compensation actually paid” to our named executive officers (as determined under SEC rules), our total shareholder return (TSR), and our net income.

SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine Compensation Actually Paid as reported in the Pay Versus Performance Table. Compensation Actually Paid does not necessarily represent cash and/or equity value transferred to the applicable named executive officer without restriction, but rather is a valuation calculated under applicable SEC rules.  In general, Compensation Actually Paid is calculated as summary compensation table total compensation adjusted to (a) include the value of any pension benefit (or loss) attributed to the past fiscal year, including on account of any amendments adopted during such year; and (b) include the fair market value of equity awards as of December 31, 2022 or, if earlier, the vesting date (rather than the grant date) and factor in dividends and interest accrued with respect to such awards. For purposes of the disclosure below, no pension valuation adjustments were required.

Year	Summary Compensation Table Total for Principal Executive Officer (“PEO”)(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (“NEOs”)(2)(3)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (“TSR”)(4)	Net Income (Loss) (millions)(5)
2022	$ 1,741,427	($ 11,892,327)	$ 946,182	($ 5,698,806)	$ 21	($76.3)
2021	2,850,119	(1,293,340)	1,309,924	(736,904)	$ 79	(64.7)

(1)	Dr. Rosenwald was the Registrant’s PEO for each of the 2022 and 2021 fiscal years.
(2)	The amounts disclosed reflect the adjustments listed in the tables below to the amounts reported in the Summary Compensation Table for PEO:

Year	Less: Grant Date Value of Equity Awards	Change in Value of Awards Granted During the Current Year	Vesting date value of awards that vested during the year	Year-Over-Year Change in Fair Value of Unvested Awards	Change in Value of Awards Vesting During the Current Year	Dividends on Unvested Awards	Total Adjustments
2022	($ 798,638)	$ 798,638	$ -	($ 10,972,643)	($ 2,661,111)	$ -	($ 13,633,754)
2021	(2,757,465)	2,757,465	-	(4,166,485)	23,026	-	(4,143,459)

(3)	For 2022 and 2021 fiscal years, the grant date and fair value date for the current year equity awards were equivalent due to the awards being granted as of the end of the year.
(4)	For the 2022 fiscal year, our Non-PEO NEOs were: David Jin, George Avgerinos and Michael S. Weiss. For the 2021 fiscal year, our Non-PEO NEOs were: Robyn Hunter, George Avgerinos and Michael S. Weiss. The amounts disclosed reflect the adjustments listed in the tables below to the amounts reported in the Summary Compensation Table for Non-PEO NEOs:

Year	Less: Grant Date Value of Equity Awards	Plus: Year-End Fair Value of Current Year Award	Vesting date value of awards that vested during the year	Year-Over-Year Change in Fair Value of Unvested Awards	Change in Value of Awards Vesting During the Current Year	Dividends on Unvested Awards	Total Adjustments
2022	($ 659,713)	$ 562,327	$ 17,741	($ 6,565,343)	$ -	$ -	($ 6,644,987)
2021	(919,155)	919,155	91,000	(2,137,829)	-	-	(2,046,829)

(5)	Calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the share price of our common stock at the end and the beginning of the measurement period by the share price of our common stock at the beginning of the measurement period.
(6)	The dollar amounts reported represent the amount of net income (loss) reflected in our consolidated audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

Compensation Actually Paid and Net Income (Loss)

Due to the nature of our Company’s consolidated financials and primary focus on research and development of novel therapies, our company has not historically utilized net income (loss) as a performance measure for our executive compensation program. From 2021 to 2022, our net loss increased, and the Compensation Actually Paid to our PEO and Non-PEO NEOs also decreased between those years.

PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s TSR over the period covering fiscal years 2021 and 2022. A large component of our executive compensation is equity-based to align compensation with performance, but also includes other appropriate incentives such as cash bonuses that are designed to incentivize our executives to achieve annual corporate goals. We believe the equity-based compensation strongly aligns our PEO and Non-PEO NEOs’ interests with those of our shareholders to maximize long-term value and encourages long-term employment.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

DIRECTOR COMPENSATION

In October 2010, the Board of Directors adopted a compensation program for its non-employee directors, or the Non-Employee Director Compensation Policy. Pursuant to the Non-Employee Director Compensation Policy, each member of the Board who is not a Company employee and who is not otherwise receiving compensation from the Company pursuant to another arrangement, will receive an annual cash retainer of $30,000, payable quarterly, and may receive an initial stock option, restricted stock or restricted stock unit grant for shares of the Company’s common stock. Any such initial stock option, restricted stock or restricted stock unit grant will vest in three annual installments. In July 2011, the Non-Employee Director Compensation Policy was modified to include additional fees for committee participation whereby committee members and committee chairs will receive additional annual cash retainers of $5,000 and $10,000, respectively, payable quarterly. In addition, members may annually receive a restricted stock or restricted stock unit grant for (i) up to 50,000 shares of the Company’s common stock for service on the Board and (ii) up to 50,000 shares of the Company’s common stock for service on the Strategic Transaction Committee. Beginning in 2012, Audit Committee members and chairs receive additional annual cash retainers of $7,500 and $15,000, respectively, payable quarterly.

The following table and related footnotes show the compensation paid to or accrued for the benefit of the Company’s non-employee directors in the fiscal year ended December 31, 2022.

	Fees Earned	Stock		All Other
	or Paid in	Awards(2)		Compensation		Total
Name	Cash(1)($)	($)		($)		($)
Jimmie Harvey, Jr., M.D.	$47,500	$250,000	(3)	$—		$297,500
Malcolm Hoenlein	35,000	125,000	(3)	—		160,000
Dov Klein, CPA	100,000	250,000	(4)	—		350,000
J. Jay Lobell	67,500	250,000		—		317,500
Kevin L. Lorenz, J.D.	30,000	125,000		—		155,000
Lucy Lu, M.D.	—	17,400		558,872	(5)	576,272
Eric K. Rowinsky, M.D	35,000	250,000		194,250	(6)	479,250

(1)	Represents director and committee fees paid for or accrued in 2022.
(2)	On January 1, 2022 the Company granted shares of its common stock to certain directors for their service on the Board of Directors and additionally, in the case of Messrs. Lobell and Klein and Drs. Harvey and Rowinsky, for their service on the Strategic Transaction Committee, pursuant to Restricted Stock Issuance Agreements. Dr. Lu’s grant corresponds to her appointment to the Board of Directors in December 2022. The shares vest one-third on each of the first three anniversaries of the date of grant, subject to certain restrictions. The Company retains the right to repurchase unvested shares as specified in the agreements. Amounts listed represent the aggregate fair value amount computed as of the grant date of each award during 2020 in accordance with FASB ASC Topic 718.
(3)	In 2022, Dr. Harvey and Rowinsky, and Mr. Hoenlein elected to defer 100% of the value of their stock awards. This amount was credited to each of their deferred compensation accounts, respectively.
(4)	In 2022, Mr. Klein elected to defer 80% of the value of his stock award. This amount was credited to his deferred compensation account.
(5)	Dr. Lu served as the Chief Executive Officer of the Company’s subsidiary, Avenue Thereapeutics, Inc. (“Avenue”), from July 2017 until March 2022. In her role as Chief Executive Officer of Avenue, Dr. Lu received $558,872 in total compensation in 2022.
(6)	In 2022, Dr. Rowinsky received $194,250 in compensation for consulting services provided to the Company.

At December 31, 2022, the aggregate number of shares of our common stock subject to each non-employee director's outstanding option awards were as follows:  Dr. Harvey—70,000; Mr. Lobell—70,000, and Dr. Rowinsky—223,490.

At December 31, 2022, the aggregate number of shares of our common stock subject to each non-employee director's unvested restricted stock awards, excluding deferred compensation, were as follows:  Mr. Klein—40,000; Mr. Lobell—150,000, Mr. Lorenz—75,000 and Dr. Rowinsky—50,000.

 Non-Qualified Deferred Compensation

On March 12, 2015, the Compensation Committee of the Board approved a deferred compensation plan (the “Plan”) for non-employee directors (“Participants”). The Plan is administered by the Compensation Committee and intended to be a non-qualified benefit plan for purposes of the Employee Retirement Income Security Act of 1974, as amended.

Pursuant to the Plan, a Participant can defer all or a portion of Participant’s unearned annual fees, meeting fees and committee fees, including restricted stock and restricted stock units. Deferred cash compensation will be converted into a number of stock units, determined based upon the closing price of the Company’s common stock on the date such fees would otherwise have been payable and placed into the Participant’s deferred compensation account (“Account”). Deferred restricted stock unit grants will be converted on a share-for-share basis on the date such restricted stock units would otherwise have been payable and placed into the Participant’s Account.

On the tenth business day of January of the year following the Participant’s termination of service on the Board due to resignation, removal, failure to be re-elected or retirement, the amount of deferred compensation in the Participant’s Account will be distributed to the Participant in a lump sum payment of a number of shares of the Company’s common stock under the Plan equal to the number of whole stock units in the Account and cash in lieu of any fractional shares. Distributions from the Account may be accelerated in the event of the Participant’s death or upon a corporate transaction (as defined in the Plan).

DELINQUENT SECTION 16(A) BENEFICIAL OWNERSHIP REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the shares of our common stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of any Forms 3, 4 or 5 that they file. The SEC rules require us to disclose late filings of initial reports of stock ownership and changes in stock ownership by our directors, executive officers and 10% stockholders. Based solely on a review of copies of the Forms 3, 4 and 5 furnished to us by reporting persons and any written representations furnished by certain reporting persons, we believe that during the fiscal year ended December 31, 2022, the following Section 16(a) filings were untimely due to administrative error: three Forms 4 for each of Dr. Rosenwald (covering a total of three transactions) and Mr. Klein (covering a total of three transactions) and one Form 4 for each of Mr. Rowinsky (covering a total of one transaction), Dr. Harvey (covering a total of one transaction), Mr. Lorenz (covering a total of one transaction), Mr. Hoenlein (covering a total of one transaction), Mr. Weiss (covering a total of one transaction), Mr. Lobell (covering a total of one transaction) and Ms. Hunter (covering a total of one transaction).

RELATED-PERSON TRANSACTIONS

Since January 1, 2021, the Company has not been a party to any transaction in which the amount involved exceeded or will exceed $120,000, and in which any of its directors, named executive officers or beneficial owners of more than 5% of the Company’s capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than as set forth herein or in our Annual Report on Form 10-K and other than compensation, termination, and change-in-control arrangements, all of which are described under — Compensation Overview above.

The written charter of the Audit Committee authorizes, and the Nasdaq Stock Market listing rules require, the Audit Committee to review and approve related-party transactions. In reviewing related-party transactions, the Audit Committee applies the basic standard that transactions with affiliates should be made on terms no less favorable to the Company than could have been obtained from unaffiliated parties. Therefore, the Audit Committee reviews the benefits of the transactions, terms of the transactions and the terms available from unrelated third parties, as applicable. All transactions other than compensatory arrangements between the Company and its officers, directors, principal stockholders and their affiliates will be approved by the Audit Committee or a majority of the disinterested directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

Other Related Parties

The Company’s Chairman, President and Chief Executive Officer, individually and through certain trusts over which he has voting and dispositive control, beneficially owned approximately 10.5% and 10.3% of the Company’s issued and outstanding Common Stock as of December 31, 2022 and 2021, respectively. The Company’s Executive Vice Chairman, Strategic Development individually owns approximately 11.2% and 11.1% of the Company’s issued and outstanding Common Stock at December 31, 2022 and 2021, respectively.

Shared Services Agreement with TGTX

In July 2015, TGTX and the Company entered into an arrangement to share the cost of certain research and development employees. The Company’s Executive Vice Chairman, Strategic Development, is the Executive Chairman and Interim Chief Executive Officer of TGTX. Under the terms of the agreement, TGTX will reimburse the Company for the salary and benefit costs associated with these employees based upon actual hours worked on TGTX related projects. In connection with the shared services agreement, the Company invoiced TGTX $0.4 million and $0.4 million, and received payments of $0.4 million and $0.4 million for the years ended December 31, 2022 and 2021, respectively.

Shared Services Agreement with Journey Medical Corporation (“Journey”)

On November 12, 2021, Journey and the Company entered into an arrangement to share the cost of certain legal, finance, regulatory, and research and development employees. The Company’s Executive Chairman and Chief Executive Officer is the Executive Chairman of Journey. Under the terms of the agreement, Journey agreed to reimburse the Company for the salary and benefit costs associated with these employees based upon actual hours worked on Journey related projects following the completion of their initial public offering. For the year ended December 31, 2021, the Company’s employees have provided services to Journey totaling approximately $0.6 million. Upon completion of Journey’s initial public offering in November 2021 $0.5 million was converted into 52,438 shares of Journey common stock at the initial public offering price of $10.00 per share.

Desk Share Agreement with TGTX

The desk share agreement with TGTX (the “Desk Share Agreement”), as amended, requires TGTX to pay 65% of the average annual rent. Additionally, the Company has reserved the right to execute desk share agreements with other third parties and those arrangements will affect the cost of the lease actually borne by the Company. Each initial desk share agreement has a term of five years. In connection with the Company’s Desk Share Agreement for the New York, NY office space, for the years ended December 31, 2022 and 2021, the Company paid $2.7 million and $2.7 million in rent, respectively, and invoiced TGTX approximately $1.9 million and $1.6 million respectively, for their prorated share of the rent base. At December 31, 2022, there were no amounts due from TGTX related to this arrangement.

As of July 1, 2018, TGTX employees began to occupy desks in the Waltham, MA office under the Desk Share Agreement. TGTX began to pay their share of the rent based on actual percentage of the office space occupied on a month-by-month basis. For the years ended December 31, 2022 and 2021, the Company paid approximately $0.2 million and $0.2 million in rent for the Waltham, MA office, and invoiced TGTX approximately $0.1 million and $0.1 million, respectively.

Checkpoint Collaborative Agreements with TGTX

Checkpoint has entered into various agreements with TGTX to develop and commercialize certain assets in connection with its licenses, including a collaboration agreement for some of the Dana Farber licensed antibodies, and a sublicense agreement for the Jubilant family of patents. Checkpoint believes that by partnering with TGTX to develop these compounds in therapeutic areas outside of its business focus, it may substantially offset its preclinical costs and milestone costs related to the development and marketing of these compounds in solid tumor indications.

Journey Promissory Note

On September 30, 2021, the Company increased Journey’s promissory note by $9.5 million in response to a cyber incident that occurred at Journey and resulted in $9.5 million of fraudulent payments.  The $9.5 million contribution was approved by the boards of directors of both the Company and Journey, and ensured that Journey’s accounts payable function continued to operate smoothly.  This contribution, along with the $5.2 million already outstanding under the Journey promissory note, converted into 1,476,044 shares of Journey common stock upon completion of Journey’s initial public offering in November 2021 at the initial public offering price of $10.00 per share.  The amounts associated with the Journey promissory note are eliminated in the Company’s consolidated balance sheets.

Avenue Share Contribution Agreement

In November 2022, Fortress completed a share contribution agreement with Avenue to contribute its shares in Baergic, Bio, Inc. (“Baergic”) which is developing BAER-101, a novel α2/3–subtype-selective GABA A positive allosteric modulator to Avenue. As a result, Baergic became a majority-controlled and owned subsidiary company of Avenue. Under a contribution agreement, Fortress also agreed to assign to Avenue certain intercompany agreements existing between Fortress and Baergic, including a Founders Agreement and Management Services Agreement.

Founders Agreement and Management Services Agreement

The Company has entered into founders agreements (the “Founders Agreements”) with each of the Fortress partner companies and subsidiaries listed in the table below. Pursuant to each Founders Agreement, in exchange for the time and capital expended in the formation of each partner company/subsidiary and the identification of specific assets the acquisition of which result in the formation of a viable emerging growth life science company, Fortress will loan each such partner company/subsidiary an amount representing the up-front fee required to acquire assets. Each Founders Agreement has a term of 15 years, which upon expiration automatically renews for successive one-year periods unless terminated by the Company or a Change in Control (as defined in the Founders Agreement) occurs. In connection with each Founders Agreement the Company received 250,000 Class A Preferred shares (except for that with Checkpoint, in which the Company holds Class A Common Stock).

The Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) is identical to common stock other than as to voting rights, conversion rights and the Payment-in-Kind (“PIK”) Dividend right (as described below). Each share of Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) is entitled to vote the number of votes that is equal to one and one-tenth (1.1) times a fraction, the numerator of which is the sum of (A) the shares of outstanding common stock and (B) the whole shares of common stock into which the shares of outstanding Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) are convertible and the denominator of which is the number of shares of outstanding Class A Preferred Stock (Class A Common Stock with respect to Checkpoint). Thus, the Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) will at all times constitute a voting majority. Each share of Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) is convertible, at the holder’s option, into one fully paid and nonassessable share of common stock of such partner company/subsidiary, subject to certain adjustments.

The holders of Class A Preferred Stock (and the Class A Common Stock with respect to Checkpoint), as a class, are entitled receive on each effective date or “Trigger Date” (defined as the date that the Company first acquired, whether by license or otherwise, ownership rights to a product) of each agreement (each a “PIK Dividend Payment Date”) until the date all outstanding Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) is converted into common stock or redeemed (and the purchase price is paid in full), pro rata per share dividends paid in additional fully paid and nonassessable shares of common stock (“PIK Dividends”) such that the aggregate number of shares of common stock issued pursuant to such PIK Dividend is equal to two and one-half percent (2.5%) of such partner company or subsidiary’s fully-diluted outstanding capitalization on the date that is one (1) business day prior to any PIK Dividend Payment Date. The Company has reached agreements with several of the partner companies and subsidiaries to change the PIK Dividend Interest Payment Date to January 1 of each year - a change that has not and will not result in the issuance of any additional partner company/subsidiary common stock beyond that amount to which the Company would otherwise be entitled absent such change(s). The Company owns 100% of the Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) of each partner company/subsidiary that has a Founders Agreement with the Company.

As additional consideration under the Founders Agreement, each partner company and subsidiary with which the Company has entered into a Founders Agreement will also: (i) pay an equity fee in shares of the common stock of such partner company/subsidiary, payable within five (5) business days of the closing of any equity or debt financing for each partner company/subsidiary or any of its respective subsidiaries that occurs after the effective date of the Founders Agreement and ending on the date when the Company no longer has majority voting control in such partner company or subsidiary’s voting equity, equal to two and one-half (2.5%) of the gross amount of any such equity or debt financing; and (ii) pay a cash fee equal to four and one-half percent (4.5%) of such partner company or subsidiary’s annual net sales, payable on an annual basis, within ninety (90) days of the end of each calendar year. In the event of a Change in Control, each such partner company/subsidiary will pay a one-time change in control fee equal to five (5x) times the product of (A) net sales for the twelve (12) months immediately preceding the change in control and (B) four and one-half percent (4.5%). In the case of Urica, however, the obligation to pay Fortress royalties under the Founders Agreement would survive any such Change in Control.

The following table summarizes, by subsidiary, the effective date of the Founders Agreements and PIK dividend or equity fee payable to the Company in accordance with the terms of the Founders Agreements, exchange agreements (the “Exchange Agreements”) and the partner companies’/subsidiaries’ certificates of incorporation.

		PIK Dividend
		as a % of fully
		diluted
		outstanding	Class of Stock
Partner Company/Subsidiary	Effective Date[1]	capitalization	Issued
Aevitas[2]	July 28, 2017	2.5%	Common Stock
Avenue	February 17, 2015	2.5%[3]	Common Stock
Baergic	December 17, 2019[5]	2.5%[4]	Common Stock
Cellvation	October 31, 2016	2.5%	Common Stock
Checkpoint	March 17, 2015	—%[5]	Common Stock
Cyprium	March 13,2017	2.5%	Common Stock
Helocyte	March 20, 2015	2.5%	Common Stock
Mustang	March 13, 2015	2.5%	Common Stock
Oncogenuity	April 22, 2020[6]	2.5%	Common Stock
Urica	November 7, 2017[6]	2.5%	Common Stock

(1)	Represents the effective date of each subsidiary’s Founders Agreement. Each PIK dividend and equity fee is payable on the annual anniversary of the effective date of the original Founders Agreement or has since been amended to January 1 of each calendar year.
(2)	Effective April 20, 2023, in connection with the sale of substantially all of Aevitas’ assets to 4DMT Therapeutics, Inc., Fortress converted its Class A Preferred Stock in Aevitas to common stock.
(3)	Pursuant to the terms of the agreement between Avenue and InvaGen Pharmaceuticals, Inc. during the term of the Avenue SPMA PIK dividends were not paid or accrued. Upon the repurchase of the securities held by InvaGen, such PIK dividends have resumed.
(4)	Pursuant to the Share Contribution Agreement between Fortress and Avenue, under which Baergic became a majority-controlled and owned subsidiary of Avenue, Fortress also assigned to Avenue the Founders Agreement previously between Fortress and Baergic, such that Baergic’s annual PIK dividend is now payable to Avenue.
(5)	Instead of a PIK dividend, Checkpoint pays the Company an annual equity fee in shares of Checkpoint’s common stock equal to 2.5% of Checkpoint’s fully diluted outstanding capitalization.
(6)	Represents the Trigger Date, the date that the Fortress partner company first acquires, whether by license or otherwise, ownership rights in a product.

Equity Fees and PIK Dividends

The following table summarizes, by subsidiary, the PIK dividend or equity fee recorded by the Company in accordance with the terms of the Founders Agreements, Exchange Agreements and the partner companies’/subsidiaries’ certificates of incorporation for the years ended December 31, 2022 and 2021 ($ in thousands):

		Year Ended	Year Ended
	PIK Dividend	December 31,	December 31,
Partner Company	Date	2022	2021
Aevitas	July 28	$23	$22
Avenue	January 1	268	—
Baergic[1]	December 17	—	10
Cellvation	October 31	10	9
Checkpoint	January 1	1,885	6,598
Cyprium	January 1	422	1,304
Helocyte	January 1	90	141
Mustang	January 1	1,109	4,212
Oncogenuity	May 8	8	5
Urica	November 25	51	26
Fortress		(3,866)	(12,327)
Total		$—	$—

(1)	Pursuant to the Share Contribution Agreement between Fortress and Avenue, under which Baergic became a majority-controlled and owned subsidiary of Avenue, Fortress also assigned to Avenue the Founders Agreement previously between Fortress and Baergic, such that Baergic’s annual PIK dividend is now payable to Avenue.

Management Services Agreements

The Company has entered into Management Services Agreements (the “MSAs”) with certain of its partner companies and subsidiaries. Pursuant to each MSA, the Company’s management and personnel provide advisory, consulting and strategic services to each partner company/subsidiary that has entered into an MSA with Fortress for a period of five years. Such services may include, without limitation, (i) advice and assistance concerning any and all aspects of each such company’s operations, clinical trials, financial planning and strategic transactions and financings and (ii) conducting relations on behalf of each such company with accountants, attorneys, financial advisors and other professionals. Each such partner company/subsidiary is obligated to utilize clinical research services, medical education, communication and marketing services and investor relations/public relation services of companies or individuals designated by Fortress, provided those services are offered at market prices. However, such companies are not obligated to take or act upon any advice rendered from Fortress, and Fortress shall not be liable to any such partner company/subsidiary for its actions or inactions based upon Fortress’ advice. Fortress and its affiliates, including all members of Fortress’ Board of Directors, have been contractually exempted from fiduciary duties to each such partner company/subsidiary relating to corporate opportunities.

The following table summarizes, by partner company/subsidiary, the effective date of the MSA and the annual consulting fee payable by the partner company/subsidiary to Fortress in quarterly installments ($ in thousands):

		Year Ended December 31,
Partner Company/Subsidiary	Effective Date	2022
Aevitas	July 28, 2017	$500
Avenue[1]	February 17, 2015	83
Baergic[2]	March 9, 2017	417
Cellvation	October 31, 2016	500
Checkpoint	March 17, 2015	500
Cyprium	March 13, 2017	500
Helocyte	March 20, 2015	500
Mustang	March 13, 2015	1,000
Oncogenuity	February 10, 2017	500
Urica	November 7, 2017	500
Fortress		(5,000)
Total		$—

(1)	Fees under the MSA were not due or accrued during the pendency of agreements formerly in place between Avenue and InvaGen (now terminated).
(2)	Pursuant to the Share Contribution Agreement between Fortress and Avenue, under which Baergic became a majority-controlled and owned subsidiary of Avenue, Fortress also assigned to Avenue the MSA previously between Fortress and Baergic, such that Baergic’s annual MSA fee is now payable to Avenue.

Fees and Stock Grants Received by Fortress

Fees recorded in connection with the Fortress’ agreements with its subsidiaries and partner companies are eliminated in consolidation. These include management services fees, issuance of common shares of partner companies in connection with third party raises and annual stock dividend or issuances on the anniversary date of respective Founders Agreements.

STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS, AND 5% BENEFICIAL OWNERS

The following table shows information, as of March 31, 2023, concerning the beneficial ownership of our common stock by:

●	each person we know to be the beneficial owner of more than 5% of our common stock;
●	each of our current directors;
●	each of our Named Executive Officers (“NEOs”); and
●	all current directors and NEOs as a group.

As of March 31, 2023, there were 113,441,964 shares of our common stock outstanding. In order to calculate a specific stockholder’s percentage of beneficial ownership, we include in that stockholder’s calculation those shares underlying options or warrants beneficially owned by that stockholder that are vested or that will vest within 60 days of the Record Date. Shares of restricted stock are deemed to be outstanding. Options or warrants held by other stockholders that are not attributed to the named beneficial owner are disregarded in this calculation. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares of our common stock. Unless we have indicated otherwise, each person named in the table below has sole voting power and investment power for the shares listed opposite such person’s name, except to the extent authority is shared by spouses under community property laws.

		Shares
		Under
		Exercisable
		Options and
		Unvested
		Restricted	Total Shares	Percentage
	Shares	Stock	Beneficially	Beneficially
Name of Beneficial Owner	Owned	Units[1]	Owned	Owned
Lindsay A. Rosenwald, M.D.[2]	15,349,091	25,000	15,374,091	11.8%
Michael S. Weiss	14,752,034	30,000	14,782,034	11.3%
J. Jay Lobell	1,635,401	55,000	1,690,401	1.3%
David Jin[3]	145,007	1,350,000	1,495,007	1.1%
Eric K. Rowinsky, M.D.	731,976	223,490	955,466	*	%
George C. Avgerinos, Ph.D.[4]	655,170	200,000	855,170	*	%
Robyn Hunter[5]	—	—	—	*	%
Jimmie Harvey, Jr., M.D.	50,000	55,000	105,000	*	%
Dov Klein, CPA[6]	211,015	—	211,015	*	%
Malcolm Hoenlein	85,636	—	85,636	*	%
Kevin L. Lorenz, J.D.	324,572	—	324,572	*	%
Lucy Lu, M.D.[7]	133,379	—	133,379	*	%
All current executive officers (including NEOs) and directors as a group (12 persons)	34,073,281	1,938,490	36,011,771	27.6%

*     Less than 1%

(1)	Includes only options exercisable within 60 days of April 25, 2023 and unvested restricted stock units.
(2)	Includes 14,435,247 shares held directly by Dr. Rosenwald, 170,983 shares held by Capretti Grandi, LLC, and 742,861 shares held by Paramount Biosciences, LLC (“PBS”). Dr. Rosenwald has voting and dispositive control over the shares held by Capretti Grandi, LLC and PBS. Does not include (i) 453,822 shares of common stock held by the LAR Family Trusts, or (ii) 1,000,000 shares of common stock held by state trusts established for the benefit of Dr. Rosenwald’s family, over which Dr. Rosenwald does not have any voting or dispositive control.
(3)	Mr. Jin was appointed Chief Financial Officer of the Company effective August 16, 2022.
(4)	Includes 200,000 options reinstated on April 17, 2019.
(5)	Effective August 16, 2022, Ms. Hunter resigned as Chief Financial Officer for the Company.
(6)	Includes 1,800 shares of common stock held by Mr. Klein’s spouse.
(7)	Dr. Lu was appointed as Director to the Company’s Board of Directors effective December 14, 2022.

PROPOSAL ONE: ELECTION OF DIRECTORS; NOMINEES

Our Second Amended and Restated Bylaws provides that the Board shall consist of no less than one (1) and no more than nine (9) members, as determined from time to time by resolution of the Board. Our Board currently consists of nine members. The nominated directors are: Chairman Dr. Rosenwald; Executive Vice Chairman, Strategic Development Mr. Weiss; Co-Vice Chairman Dr. Rowinsky; and directors Messrs. Hoenlein, Klein, Lobell, Lorenz, Dr. Harvey and Dr. Lu. For information about each of the nominees and our Board generally, please see “Corporate Governance-Our Board of Directors” beginning on page 6. If elected, the nominees will hold office until the next annual meeting and until a respective successor is elected and has been qualified, or until such director resigns or is removed from office. Management expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, your proxy will be voted for the election of another nominee to be designated by a majority of the directors serving on our Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED “FOR” ALL OF THE NOMINEES. THE AFFIRMATIVE VOTE OF THE MAJORITY OF SHARES PRESENT VIRTUALLY OR REPRESENTED BY PROXY AT THE MEETING IS REQUIRED FOR APPROVAL.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board is submitting the selection of KPMG LLP as our independent registered public accounting firm to the stockholders for ratification at our Annual Meeting. Stockholder ratification of our independent registered public accounting firm is not required by our Second Amended and Restated Bylaws or otherwise. If KPMG LLP is not ratified as our independent registered public accounting firm by a majority of the shares present or represented by proxy, the Audit Committee will review its future selection of independent registered public accounting firm. KPMG LLP will still serve as our independent registered public accounting firm for the year ending December 31, 2023, if its appointment is not ratified by our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023. THE AFFIRMATIVE VOTE OF THE MAJORITY OF SHARES PRESENT VIRTUALLY OR REPRESENTED BY PROXY AT THE MEETING IS REQUIRED FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

PROPOSAL THREE: AMENDMENT TO THE COMPANY’S 2013 STOCK INCENTIVE PLAN, AS AMENDED, TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER AND EXTEND THE TERM OF THE PLAN TO DECEMBER 31, 2033

The Board is submitting to the stockholders for approval an amendment to the Company’s 2013 Plan to increase the number of shares of the Company’s common stock authorized for issuance thereunder by 7,000,000 to 23,000,000 and extend the term of the plan to December 31, 2033. As of December 31, 2022, 889,052 shares of the Company’s common stock were available to issue under the Company’s 2013 Plan. As a result, assuming approval of this Proposal by the stockholders, the total amount of shares authorized under the Company’s 2013 Stock Incentive Plan would be 23,000,000, which is inclusive of 15,110,948 shares already issued from the plan’s inception in 2013 through December 31, 2022.

The text of the amendment is attached to this proxy statement as Exhibit A.

Key Provisions

Following are the key provisions of the 2013 Plan:

Provision of Plan	Description
Eligible Participants:	Employees, directors, and consultants of the Company and any successor entity that adopts the 2013 Plan.

Share Reserve:

Total of 23,000,000 shares (as increased by this amendment) of the Company’s common stock.

The reserved shares will be reduced (i) by one share for each share granted pursuant to stock options, stock appreciation rights, or other awards awarded under the 2013 Plan, and (ii) to the extent cash is delivered in lieu of shares of common stock upon the exercise of a stock appreciation right, the Company will be deemed to have issued the greater of the number of shares of common stock which it was entitled to issue upon such exercise or on the exercise of any related stock option.

Award Types:	• Incentive stock options; • Nonstatutory stock options; • Stock appreciation rights; • Restricted stock awards; and • Restricted stock unit awards

Vesting:	Determined by the Board.

Award Limits:	No more than 500,000 shares may be issued to a single participant pursuant to stock options and stock appreciation rights in a calendar year.

Repricings:	Repricing of outstanding stock awards is not permitted without the approval of the Company’s stockholders, except for certain ratable capitalization adjustments as set forth in the 2013 Plan.

Plan Termination Date:	December 31, 2033 (as extended by this amendment).

Administration

The 2013 Plan is administered by the Board or a committee designated by the Board. With respect to grants of awards to the Company’s officers or directors, the 2013 Plan is administered by the Board or a designated committee in a manner that permits such grants to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Grants of awards to covered employees as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, will be made only by a committee composed solely of two or more directors eligible to serve on a committee making awards. The plan administrator has the full authority to select recipients of the grants, determine the extent of the grants, establish additional terms, conditions, rules or procedures to accommodate rules or laws of applicable non-U.S. jurisdictions, adjust awards and to take any other action deemed appropriate; however, no action may be taken that is inconsistent with the terms of the 2013 Plan.

Available Shares

Subject to adjustment upon certain corporate transactions or events, a maximum of 23,000,000 shares (as increased by this amendment) of the Company’s common stock may be issued under the 2013 Plan. In addition, subject to adjustment upon certain corporate transactions or events, a participant in the 2013 Plan may not receive options or stock appreciation rights with respect to more than 500,000 shares of common stock in any year. Any shares covered by an award which is forfeited, canceled, or expires shall be deemed to have not been issued for purposes of determining the maximum aggregate number of shares which may be issued under the 2013 Plan, except that the maximum aggregate number of shares which may be issued pursuant to the exercise of incentive stock options shall not exceed 23,000,000 shares. Shares that actually have been issued under the 2013 Plan pursuant to an award shall not be returned to the 2013 Plan and shall not become available for future issuance under the 2013 Plan other than unvested shares that are forfeited or repurchased by the Company. To the extent that cash is delivered in lieu of shares of common stock upon the exercise of a stock appreciation right, the Company shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the greater of the number of shares of common stock which it was entitled to issue upon such exercise or on the exercise of any related option. Shares of common stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options shall not be available for awards under the 2013 Plan.

Eligibility and Types of Awards

The 2013 Plan permits the Company to grant stock awards, including stock options and stock appreciation rights, to its employees, directors, and consultants.

Stock Options

A stock option may be an incentive stock option, within the meaning of section 422 of the Code, or a nonstatutory stock option. However, only employees may be granted incentive stock options. Incentive and nonstatutory stock options are granted pursuant to option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2013 Plan, provided that the exercise price of a stock option cannot be less than 100% of the fair market value of the Company’s common stock on the date of grant. Options granted under the 2013 Plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of the stock options granted under the 2013 Plan, up to a maximum of 10 years, except in the case of certain incentive stock options, as described below. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s relationship with the Company, or any of its affiliates, ceases for any reason other than disability or death, the optionholder may exercise any options vested as of the date of termination, but only during the post-termination exercise period designated in the optionholder’s stock option agreement. The plan administrator may determine such other portion of the optionholder’s unvested award that may be exercised during the post-termination exercise period. The optionholder’s stock option agreement may provide that upon the termination of the optionholder’s relationship with the Company, for cause, the optionholder’s right to exercise its options shall terminate concurrently with the termination of the relationship. If an optionholder’s service relationship with the Company, or any of its affiliates, ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or beneficiary may exercise any vested options for a period of 12 months. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws or such longer period as specified in the stock option agreement but in no event beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (a) cash or check, (b) surrender of a promissory note acceptable to the plan administrator (subject to minimum interest provisions set forth in the 2013 Plan), (c) a broker-assisted cashless exercise, (d) the tender of common stock previously owned by the optionholder, (e) a net exercise of the option, (f) past or future services rendered, (g) any combination of the foregoing methods of payment, and (h) any other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, awards generally are not transferable except by will or the laws of descent and distribution. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.

Incentive stock options may be granted only to the Company’s employees. The aggregate fair market value, determined at the time of grant, of shares of the Company’s common stock with respect to incentive stock options that are exercisable for the first time by an optionholder during any calendar year under the 2013 Plan may not exceed $100,000. No incentive stock option may be granted to any employee who, at the time of the grant, owns or is deemed to own stock representing more than 10% of the voting power of all classes of stock of the Company or any of the Company’s affiliates unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (b) the term of the incentive stock option does not exceed five years from the date of grant.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2013 Plan either concurrently with the grant of an option or alone, without reference to any related stock option. The plan administrator determines both the number of shares of common stock related to each stock appreciation right and the exercise price for a stock appreciation right, within the terms and conditions of the 2013 Plan, provided that the exercise price of a stock appreciation right cannot be less than 100% of the fair market value of the common stock subject thereto on the date of grant. In the case of a stock appreciation right granted concurrently with a stock option, the number of shares of common stock to which the stock appreciation right relates will be reduced in the same proportion that the holder of the related stock option exercises the option.

The plan administrator determines whether to deliver cash in lieu of shares of common stock upon the exercise of a stock appreciation right. If common stock is issued, the number of shares of common stock that will be issued upon the exercise of a stock appreciation right is determined by dividing (i) the number of shares of common stock as to which the stock appreciation right is exercised multiplied by the amount of the appreciation in such shares, by (ii) the fair market value of a share of common stock on the exercise date.

If the plan administrator elects to pay the holder of the stock appreciation right cash in lieu of shares of common stock, the holder of the stock appreciation right will receive cash equal to the fair market value on the exercise date of any or all of the shares which would otherwise be issuable.

The exercise of a stock appreciation right related to a stock option is permissible only to the extent that the stock option is exercisable under the terms of the 2013 Plan on the date of surrender. Any incentive stock option surrendered will be deemed to have been converted into a non-qualified stock option immediately prior to such surrender.

Restricted Stock

Restricted stock awards are awards of shares of the Company’s common stock that vest in accordance with established terms and conditions. The Board or committee thereof sets the terms of the restricted stock awards, including the size of the restricted stock award, the price (if any) to be paid by the recipient, the vesting schedule, and any performance criteria that may be required for the stock to vest. The restricted stock award may vest based on continued employment and/or the achievement of performance goals. If a participant’s service terminates before the restricted stock is fully vested, all of the unvested shares may be forfeited to, or repurchased by, the Company.

Restricted Stock Units

A restricted stock unit is a right to receive stock or cash equal to the value of a share of stock at the end of a set period. No stock is issued at the time of grant. The Board or committee thereof sets the terms of the restricted stock unit award, including the size of the restricted stock unit award, the consideration (if any) to be paid by the recipient, the vesting schedule, any performance criteria and the form (stock or cash) in which the award will be settled. When a participant’s service terminates, the unvested portion of the restricted stock unit award generally will be forfeited.

Corporate Transactions

Effective upon the consummation of a corporate transaction, all outstanding awards under the 2013 Plan shall terminate. However, all such awards shall not terminate to the extent they are assumed in connection with the corporate transaction.

The plan administrator shall have the authority, exercisable either in advance of any actual or anticipated corporate transaction or at the time of an actual corporate transaction and exercisable at the time of the grant of an award under the 2013 Plan or any time while an award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested awards under the 2013 Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such awards in connection with a corporate transaction, on such terms and conditions as the plan administrator may specify. The plan administrator may also condition any such award’s vesting and exercisability or release from such limitations upon the subsequent termination of the continuous service of the holder of the award within a specified period following the effective date of the corporate transaction. The plan administrator may provide that any awards so vested or released from such limitations in connection with a corporate transaction, shall remain fully exercisable until the expiration or sooner termination of the award.

Amendment and Termination

The Board of Directors may amend, suspend, or terminate the 2013 Plan, except that it may not amend the 2013 Plan in any way that would adversely affect a participant with respect to an award previously granted. In addition, the Board may not amend the 2013 Plan without stockholder approval if such approval is then required pursuant to Section 422 of the Code, the regulations promulgated thereunder, or the rules of any stock exchange or similar regulatory body.

Tax Withholding

The Board of Directors may require a participant to satisfy any federal, state, local, or foreign tax withholding obligation relating to a stock award by (a) causing the participant to tender a cash payment, (b) withholding shares of common stock from the shares of common stock issued or otherwise issuable to the participant in connection with the award, (c) withholding cash from an award settled in cash or other amounts payable to the participant, and/or (d) any other method set forth in the award agreement.

Summary of Federal Income Tax Consequences of the 2013 Plan

The following summary is intended only as a general guide to the U.S. federal income tax consequences under current law of participation in the 2013 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable. Recipients of awards under the 2013 Plan should consult their own tax advisors to determine the tax consequences to them as a result of their particular circumstances.

Incentive Stock Options

A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, the Company will not be entitled to any income tax deduction.

If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options

Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option so long as the exercise price is equal to the fair market value of the stock on the date of grant and the option (and not the underlying stock) does not have a readily ascertainable fair market value at such time. Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the then-fair market value of the shares purchased. Generally, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant.

Upon the disposition of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss.

Stock Appreciation Rights

A participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock

A participant acquiring restricted stock generally will recognize ordinary income equal to the difference between the fair market value of the shares on the “determination date” (as defined below) and their purchase price, if any. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable, or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. The Company generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which such ordinary income is recognized by the participant.

Restricted Stock Units

No taxable income is recognized upon receipt of a restricted stock unit award. In general, the participant will recognize ordinary income in the year in which the units vest and are settled in an amount equal to any cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Company generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Potential Limitation on Deductions

Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thereby permitting the Company to claim the full federal tax deduction otherwise allowed for such compensation.

In accordance with Treasury Regulations (defined below) issued under Section 162(m) of the Code, compensation attributable to awards of stock options and stock appreciation rights will qualify as performance-based compensation if (i) such awards are approved by a compensation committee composed solely of “outside directors”, (ii) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the plan is approved by the stockholders, and (iv) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. It is intended that options and SARs granted under the 2013 Plan qualify as performance-based compensation that is exempt from the $1 million deduction limitation. “Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to the Code.

Further, in accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to restricted stock awards, and restricted stock unit awards granted under a plan will qualify as performance-based compensation if (i) the award is granted by a compensation committee composed solely of “outside directors,” (ii) the award becomes vested or is settled, as applicable, only upon the achievement of a performance goal based upon objective business criteria established in writing by the compensation committee within 90 days after the commencement of the performance period and while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the settlement of the award that the performance goal has been satisfied, and (iv) prior to the granting (or vesting or settlement) of the award, the stockholders have approved the material terms that may be incorporated into an award by the compensation committee (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal). It is intended that the Committee may grant restricted stock awards and restricted stock unit awards under the 2013 Plan that qualify as performance-based compensation that is exempt from the $1 million deduction limitation.

The foregoing is only a summary, based on the current Code and Treasury Regulations thereunder, of the U.S. federal income tax consequences to the participant and the Company with respect to the grant and exercise of options and other awards under the 2013 Plan. The summary does not purport to be complete, and it does not address the tax consequences of the participant’s death, any tax laws of any municipality, state or foreign country in which a participant might reside, or any other laws other than U.S. federal income tax laws.

Description of the Proposed Amendment to the 2013 Plan

The proposed amendment to the 2013 Plan will only become effective if approved by our stockholders. The 2013 Plan currently provides that the maximum aggregate number of shares which may be issued pursuant to all awards under the 2013 Plan is 16,000,000 and that the term of the 2013 Plan will expire on May 29, 2025. The proposed amendment to the 2013 Plan would increase the number of shares authorized under by 7,000,000 shares (from 16,000,000 shares to 23,000,000 shares) and extend the term to December 31, 2033. If the Company’s stockholders do not approve this proposal at the Annual Meeting, the current 2013 Plan will continue in its current form and we will continue to grant equity awards under the 2013 Plan in accordance with the terms thereof.

New Plan Benefits

The amount of each participant’s future awards under the 2013 Plan will be determined based on the discretion of the Board and therefore are not determinable at this time. The following table sets forth awards that were received by the persons and groups named below for the year ended December 31, 2022 under such plan.

Name and Principal Position	Dollar Value ($)	Number of Shares
Lindsay A. Rosenwald, M.D., Chief Executive Officer	$—	—
George Avgerinos, Senior Vice President, Biologics Operations	—	—
Michael S. Weiss, Executive Vice Chairman, Strategic Development	—	—
David Jin, Chief Financial Officer	884,250	1,350,000
All Executive Officers	884,250	1,350,000
All Non-Employee Directors	327,500	500,000
All Employees who are Not Executive Officers	1,632,588	2,492,500

The Board believes that it is prudent and in the best interest of the Company to increase the number of shares of common stock authorized for issuance under the Company’s 2013 Plan and extend the term of the plan to December 31, 2033 in order to maintain a reserve of shares available for use as equity compensation grants. The Board believes that equity compensation serves to align the interests of our management and employees with the interests of our stockholders, link pay to performance, and provide a strong incentive to our talented executives and employees to both join and remain with the Company as we continue to move towards commercialization of our and our subsidiaries’ and partner companies’ products. Importantly, equity compensation allows us to conserve our crucial cash resources while still being able to attract high quality employees and competitively compensate our experienced management team. The increase in the number of shares authorized for issuance under the Company’s 2013 Plan and extend the term of the plan to December 31, 2033 is intended to ensure that we have enough shares available under the plan to continually and properly reward and provide incentive for employees who are responsible for long-term success of the Company. If we are not able to grant equity awards, we risk losing our executives and employees to our competition, which would be disruptive and detrimental to our goals and, ultimately, to our ability to create value for our stockholders.

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT. THE AFFIRMATIVE VOTE OF THE MAJORITY OF SHARES PRESENT VIRTUALLY OR REPRESENTED BY PROXY AT THE MEETING IS REQUIRED FOR APPROVAL.

Proposal FOUR: AMENDMENT TO THE COMPANY’S 2012 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED, TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER

The Board is submitting to the stockholders for approval an amendment to the Company’s ESPP to increase the number of shares of the Company’s common stock authorized for issues thereunder by 1,000,000 to 2,000,000. As of December 31, 2022, 38,102 shares of the Company’s common stock were available to issue under the Company’s ESPP. As a result, assuming approval of this Proposal by the stockholders, the total amount of shares authorized under the Company’s ESPP would be 2,000,000, which is inclusive of 961,898 shares already issued from the plan’s inception in 2012 through December 31, 2022.

The text of the amendment is attached to this proxy statement as Exhibit B.

The Board believes that it is prudent and in the best interest of the Company to increase the share reserve under the ESPP. The Board believes that the increase will benefit the Company by continuing to provide its employees the opportunity to purchase shares of the Company common stock, which aligns the employees’ interest with those of the stockholders. The Board believes that the increase in shares available for purchase under the ESPP will allow the ESPP to operate for approximately five more years. If this amendment is not approved, the ESPP will continue to operate as it presently does, but no future offerings to purchase shares under the ESPP will commence after the shares currently reserved for issuance under the ESPP are exhausted.

Summary of the ESPP

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 Code. Prior to the proposed amendment to the ESPP, there were 38,102 shares of the Company reserved for issuance under the ESPP. The purpose of the ESPP is to attract, retain and motivate employees of the Company by permitting them to participate in the ownership of the Company.

Administration of the Plan

The ESPP is administered by the Board and/or by a committee of the Board having such power as shall be specified by the Board. Generally, each offering of common stock under the ESPP (an “Offering”) is for a period of approximately six (6) months duration (“Offering Period”) except the first period, (the “Initial Offering Period”), which commenced February 1, 2012 and ended on November 30, 2012 (together called, “Offering Periods”). The Board may adjust the Offering Dates (which for each Offering Period is the first day of that period, unless adjusted by the Board) and periods, subject to certain limitations. The ESPP will continue until terminated by the Board or until all of the shares reserved for issuance under the ESPP have been issued. As discussed above, in the event that all shares currently reserved for issuance under the ESPP are distributed to participants in a “Final Issuance” and the amendment to increase the number of authorized shares reserved for issuance under the ESPP is not approved, no future Offering Periods under the ESPP will commence following the date of such Final Issuance.

Available Shares

Subject to adjustment upon certain corporate transactions or events, a maximum of 2,000,000 (as increased by this amendment) shares of the Company’s common stock may be issued under the ESPP, subject to stockholder approval of this Proposal Four. In addition, subject to adjustment upon certain corporate transactions or events, a participant in the ESPP may not purchase more than the lesser of  (i) the whole number of shares determined by dividing $25,000 by the fair market value of a share of the Company’s common stock on the first day of the Offering and (ii) 5,000 shares in any Offering Period. Shares that actually have been issued under the ESPP shall not be returned to the ESPP and shall not become available for future issuance under the ESPP. Shares of common stock reacquired by the Company on the open market or otherwise shall not be available for sale under the ESPP.

Eligibility

Participation in the ESPP is limited to eligible employees of the Company and any parent or subsidiary corporation of the Company designated by the Board for participation in ESPP offering (individually, a “Participating Company”) who authorize payroll deductions. Payroll deductions may not exceed 10% of compensation. No person who owns shares or holds options to purchase, or who as a result of participation in the ESPP would own shares or hold options to purchase, 5% or more of the total combined voting power or value of all classes of stock of the Company, is entitled to participate in the ESPP. In addition, employees (1) who customarily work fewer than 20 hours per week or (2) who customarily work not more than five months in any calendar year are not eligible to participate. Once an employee becomes a participant in the ESPP (a “Participant”), the employee will automatically participate in each successive Offerings until such time as the employee either ceases to be an eligible employee, withdraws from the ESPP or terminates employment.

Purchase of and Payment for Securities Offered

Except for the Initial Offering Period, each Offering Period shall consist of one (1) purchase period of approximately six (6) months duration (individually, a “Purchase Period”). On the last day of each Purchase Period (the “Purchase Date”), shares of the Company common stock are purchased based on accumulated payroll deductions. The purchase price per share at which the shares are sold under the ESPP generally will be 85% of the lesser of the fair market value of the shares on the first day of the Offering or the Purchase Date.

The number of shares of Company common stock a Participant purchases in each Offering is determined by dividing the total amount of payroll deductions withheld from the Participant’s compensation by the purchase price. Subject to certain limitations, during an Offering, each Participant has a “Purchase Right” consisting of the right to purchase the lesser of (i) the whole number of shares of Company common stock determined by dividing $25,000 by the fair market value of a share on the first day of the Offering and (ii) 5,000 shares (provided that with respect to the Initial Offering Period such 5,000 figure was 10,000). However, Participants may not purchase shares of Company common stock under the ESPP or any other employee stock purchase plan under Section 423 of the Code having a fair market value exceeding $25,000 (as determined for purposes of the Code as of the Offering Date for each Offering) in any calendar year in which such Participant’s Purchase Right with respect to such Offering remains outstanding. Any cash balance remaining in the Participant’s account is refunded to the Participant as soon as practicable after the Purchase Date. If the refund is less than the amount necessary to purchase a whole share of Company common stock, the Company may maintain the cash in the Participant’s account and apply it toward the purchase of shares in the subsequent Purchase Period or Offering.

A Participant may withdraw from an Offering at any time without affecting his or her eligibility to participate in future Offerings. Therefore, in effect, a Participant is given an option which he or she may or may not exercise at the end of a Purchase Period. However, once a Participant withdraws from an Offering, that Participant may not again participate in the same Offering.

In the event of a Transfer of Control of the Company (as defined in the ESPP), the Board, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation or parent corporation thereof  (the “Acquiring Corporation”) to assume the Company’s rights and obligations under the ESPP. Purchase Rights which are neither assumed by the Acquiring Corporation nor exercised as of the Transfer of Control terminate as of the date of the Transfer of Control.

The Board may amend or terminate the ESPP but may not affect Purchase Rights previously granted under the ESPP or adversely affect the right of any Participant except as permitted by the ESPP, as necessary to qualify the ESPP as an employee stock purchase plan pursuant to Section 423 of the Code or to obtain qualification or registration of the shares subject to the ESPP under applicable foreign, federal or state securities laws. The stockholders must approve any amendment changing the number of shares reserved under the ESPP or changing the definition of the employees (or class of employees) eligible for participation in the ESPP or the definition of a corporation that may be designated by the Board of Directors as a Participating Company within 12 months of the adoption of such amendment. In addition, the stockholders must approve an amendment to the ESPP if stockholder approval is necessary in order to comply with Rule 16b-3 promulgated under Section 16 of the Exchange Act.

Adjustments Upon Changes in Capitalization and Other Events

In the event of changes in the common stock of the Company due to a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, or like change in the Company’s capitalization, or in the event of any merger (including a merger effected for the purpose of changing the Company’s domicile), sale or other reorganization, appropriate adjustments shall be made by the Company in the securities subject to purchase under a Purchase Right, the ESPP’s share reserve, the number of shares subject to a Purchase Right, and in the purchase price per share.

Other Information

Sections 401(a) and 401(k) of the Code and the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) are not applicable to the ESPP.

Certain Federal Income Tax Consequences

The following summary is intended only as a general guide as to certain United States federal income tax consequences under current law of participation in the ESPP and does not attempt to describe all possible federal, state, local, foreign, or other tax consequences of such participation. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable. Accordingly, participants should consult with their tax advisors in regard to the tax consequences of participating in the ESPP as to their particular tax considerations. This summary assumes that the exercise of a Purchase Right under the ESPP constitutes an exercise pursuant to an “employee stock purchase plan” under Section 423 of the Code.

Generally, there are no tax consequences to an employee of either becoming a Participant in the ESPP or purchasing shares of Company common stock under the ESPP. The tax consequences of a disposition of shares vary depending on the period such stock is held before its disposition. If a Participant disposes of shares of Company common stock within two years of the Offering Date or within one year after the Purchase Date on which the shares are acquired (a “disqualifying disposition”), the Participant recognizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares on the Purchase Date (determined without regard to securities law restrictions) over the purchase price. Any additional gain or resulting loss recognized by the Participant from the disposition of the shares is a capital gain or loss.

If the Participant disposes of shares of Company common stock more than two years after the Offering Date and more than one year after the Purchase Date on which the shares are acquired, or dies while holding shares (whether or not within such periods) the Participant recognizes ordinary income in the year of disposition or death in an amount equal to the lesser of  (1) the excess of the fair market value of the shares on the date of disposition or death over the purchase price or (2) the excess of the fair market value of the shares on the Offering Date over the purchase price. Any additional gain recognized by the Participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price (as so determined), there is no ordinary income and the loss recognized is a capital loss. If the Participant disposes of the shares of Company common stock in a disqualifying disposition, the Company is entitled to a deduction equal to the amount of ordinary income recognized by the Participant. The Company will not be entitled to a deduction if the Participant satisfies the holding period requirements.

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT. THE AFFIRMATIVE VOTE OF THE MAJORITY OF SHARES PRESENT VIRTUALLY OR REPRESENTED BY PROXY AT THE MEETING IS REQUIRED FOR APPROVAL.

ADDITIONAL INFORMATION

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Internet Notice and, if applicable, a single set of the proxy statement and 2022 Annual Report, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any document to you if you contact us at: Fortress Biotech, Inc., 1111 Kane Concourse Suite 301, Bay Harbor Islands, FL 33154, Attn: Sam Berry. You may also contact us at (781) 652-4500.

If you want to receive separate copies of the notice of internet availability, or proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

Stockholder Proposals for Our 2024 Annual Meeting

Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy materials for our next annual meeting. In order to be considered timely, such proposal must be received by our General Counsel and Corporate Secretary, Sam Berry, at 1111 Kane Concourse Suite 301, Bay Harbor Islands, FL 33154, no later than December 30, 2023. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested.

Our Second Amended and Restated Bylaws require stockholders to provide advance notice to the Company of any stockholder director nomination(s) and any other matter a stockholder wishes to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). In order to properly bring business before an annual meeting, our Second Amended and Restated Bylaws require, among other things, that the stockholder submit written notice thereof complying with our Second Amended and Restated Bylaws to Sam Berry, our General Counsel and Corporate Secretary, at the above address, not less than 45 days nor more than 75 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 (as discussed above) no sooner than April 7, 2024, and no later than May 7, 2024. If a stockholder fails to provide timely notice of a proposal to be presented at our 2024 Annual Meeting of Stockholders, the proxy designated by our Board will have discretionary authority to vote on any such proposal that may come before the meeting.

In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 22, 2024.

Other Matters

Our Board does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the person named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners. Additionally, the Company has retained Alliance Advisors, LLC (“Alliance Advisors”) a proxy solicitation firm, which may solicit proxies on the Board’s behalf. The Company estimates that it will pay Alliance Advisors a fee of $10,000 for its services plus reimbursement of customary disbursements and expenses. Alliance Advisors expects that 2 of its solicitors will assist in the solicitation.

Incorporation of Information by Reference

The Audit Committee Report contained in this proxy statement is not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended or the Exchange Act, except to the extent that we specifically incorporate such information by reference. Our Annual Report on Form 10-K for the year ended December 31, 2022, delivered to you together with this proxy statement, is hereby incorporated by reference.

EXHIBIT A

AMENDMENT TO THE COMPANY’S 2013 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER

3. STOCK SUBJECT TO THE PLAN

(a) Subject to the provisions of Section 12 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is Twenty-Three Million (23,000,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

14. EFFECTIVE DATE AND TERM OF PLAN

The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect until December 31, 2033 unless sooner terminated. Subject to Section 19 below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

EXHIBIT B

SECOND AMENDMENT TO THE

FORTRESS BIOTECH, INC.

2012 EMPLOYEE STOCK PURCHASE PLAN

This amendment (the “Amendment”) to the Fortress Biotech, Inc. 2012 Employee Stock Purchase Plan, as amended (the “Plan”), is hereby adopted this 28th day of April, 2023, by the Board of Directors (the “Board”) of Fortress Biotech, Inc. (the “Company”).

WITNESETH:

WHEREAS, the Company adopted the Plan for the purposes set forth therein; and

WHEREAS, pursuant to Section 21 of the Plan, the Board has the right to amend the Plan with respect to certain matters, provided that any material increase in the number of Shares available under the Plan shall be subject to stockholder approval; and

WHEREAS, the Board has approved and authorized this Amendment to the Plan and has recommended that the stockholders of the Company approve this Amendment;

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, subject to and effective as of the date of stockholder approval hereof, in the following particulars:

1. Section 3 of the Plan is hereby replaced in its entirety so that such section reads as follows:

“3. Share Reserve. The maximum number of shares which may be issued under the Plan shall be two million (2,000,000) shares of the Company’s authorized but unissued common stock, $.001 par value (the “Shares”). In the event that any Purchase Right for any reason expires or is canceled or terminated, the Shares allocable to the unexercised portion of such Purchase Right may again be subjected to a Purchase Right.”

2. Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged, and the Plan as amended shall remain in full force and effect.

The foregoing is hereby acknowledged as being the Amendment to the Fortress Biotech, Inc. 2012 Employee Stock Purchase Plan, as amended, as adopted by the Board on April 28, 2023, and approved by the Company’s stockholders on June 21, 2023.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V13172-P93078 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! ! ! ! FORTRESS BIOTECH, INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. FORTRESS BIOTECH, INC. ATTN: DAVID JIN 1111 KANE CONCOURSE SUITE 301 BAY HARBOR ISLANDS, FL 33154 01) Lindsay A. Rosenwald, M.D. 02) Michael S. Weiss 03) Jimmie Harvey, Jr., M.D. 04) Malcolm Hoenlein 05) Dov Klein, CPA 06) J. Jay Lobell 07) Eric K. Rowinsky, M.D. 08) Kevin L. Lorenz, J.D. 09) Lucy Lu, M.D. Nominees: 2. Ratification of the appointment of KPMG LLP as Fortress Biotech, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2023. 4. Amendment of the 2012 Employee Stock Purchase Plan, as amended, of Fortress Biotech, Inc. to increase the number of shares of Common Stock issuable thereunder from 1,000,000 to 2,000,000. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 3. Amendment of the 2013 Stock Incentive Plan, as amended, of Fortress Biotech, Inc. to increase the number of shares of Common Stock issuable thereunder from 16,000,000 to 23,000,000 and extend the term of the plan to December 31, 2033. NOTE: In its discretion, the proxy is authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations and, accordingly, will be voted FOR each of the Board of Directors’ nominees for director specified in proposal 1, and FOR proposals 2, 3 and 4. 1. Election of Directors The Board of Directors recommends you vote "FOR ALL" in Proposal 1 (Election of Directors): The Board of Directors recommends you vote FOR Proposal 2: The Board of Directors recommends you vote FOR Proposal 3: The Board of Directors recommends you vote FOR Proposal 4: VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 20, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/FBIO2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 20, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V13173-P93078 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders: The Notice of Annual Meeting of Stockholders and Proxy Statement, 2022 Annual Report and Annual Report on Form 10-K of Fortress Biotech, Inc. are available at www.proxyvote.com. FORTRESS BIOTECH, INC. Proxy for Annual Meeting of Stockholders June 21, 2023 10:00 AM EDT This proxy is solicited by the Board of Directors The undersigned stockholder of Fortress Biotech, Inc. acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 28, 2023. The undersigned stockholder also appoints Lindsay A. Rosenwald, M.D. and David Jin, or either of them, with full power of substitution and power to act alone, as proxy to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Fortress Biotech, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM EDT on June 21, 2023, via webcast only at www.virtualshareholdermeeting.com/FBIO2023, and any adjournment or postponement thereof. Continued and to be signed on reverse side